EXHIBIT 99.1

ITEM 6. SELECTED FINANCIAL DATA

     The following table sets forth selected consolidated financial and other information as of and for each of the years in the five-year period ended December 31, 2002. The table should be read in conjunction with our consolidated financial statements and the notes thereto, and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

UNITED DOMINION REALTY TRUST, INC.
SELECTED FINANCIAL DATA
(in thousands, except per share data and apartment homes owned)

	Years ended December 31,

	2002*	2001*	2000*	1999*	1998*

Operating Data (a)
Rental income	$583,964	$551,009	$524,240	$483,817	$346,599
Income before minority interests and discontinued operations	13,550	26,661	17,690	28,696	3,826
Income from discontinued operations, net of minority interests	40,157	36,698	59,025	65,416	70,047
Net income	53,229	61,828	76,615	93,622	72,332
Distributions to preferred shareholders	27,424	31,190	36,891	37,714	23,593
Net income available to common shareholders	25,805	27,142	42,653	55,908	48,739
Common distributions declared	118,888	108,956	110,225	109,607	107,758
Weighted average number of common shares outstanding - basic	106,078	100,339	103,072	103,604	99,966
Weighted average number of common shares outstanding - diluted	106,078	100,339	103,072	103,604	99,966
Weighted average number of common shares, OP Units, and common share equivalents - diluted	127,838	120,728	123,005	124,127	103,793
Per share:
Income/(loss) from continuing operations available to common shareholders, net of minority interests	$(0.14)	$(0.10)	$(0.16)	$(0.09)	$(0.21)
Income from discontinued operations, net of minority interests	0.38	0.37	0.57	0.63	0.70
Basic earnings per share	0.24	0.27	0.41	0.54	0.49
Diluted earnings per share	0.24	0.27	0.41	0.54	0.49
Common distributions declared	1.11	1.08	1.07	1.06	1.05

Balance Sheet Data (a)
Real estate owned, at carrying value	$3,967,483	$3,907,667	$3,836,320	$3,953,045	$3,952,752
Accumulated depreciation	748,733	646,366	509,405	395,864	316,630
Total real estate owned, net of accumulated depreciation	3,218,750	3,261,301	3,326,915	3,557,181	3,636,122
Total assets	3,276,136	3,348,091	3,453,957	3,688,317	3,762,940
Secured debt	1,015,740	974,177	866,115	1,000,136	1,072,185
Unsecured debt	1,041,900	1,090,020	1,126,215	1,127,169	1,045,564
Total debt	2,057,640	2,064,197	1,992,330	2,127,305	2,117,749
Shareholders’ equity	1,001,271	1,042,725	1,218,892	1,310,212	1,374,121
Number of common shares outstanding	106,605	103,133	102,219	102,741	103,639

Other Data (a)
Cash Flow Data
Cash provided by operating activities	$226,700	$224,411	$224,160	$190,602	$140,597
Cash (used in)/provided by investing activities	(65,062)	(64,055)	58,705	(103,836)	(263,864)
Cash (used in)/provided by financing activities	(163,127)	(166,020)	(280,238)	(105,169)	148,875
Funds from Operations (b)
Net income	$53,229	$61,828	$76,615	$93,622	$72,332
Adjustments:
Distributions to preferred shareholders	(27,424)	(31,190)	(36,891)	(37,714)	(23,593)
Real estate depreciation, net of other partnerships’ interest	148,422	133,041	130,097	99,150	75,751
Minority interests of unitholders in operating partnership	(936)	(694)	(1,401)	(755)	1,541
Real estate depreciation related to unconsolidated entities	471	1,105	251	181	—
Discontinued Operations:
Real estate depreciation	9,308	17,165	21,423	21,392	23,836
Minority interests of unitholders in operating partnership	2,645	2,661	4,286	5,189	—
Gains on sales of depreciable property	(32,698)	(24,714)	(31,450)	(37,995)	(27,099)

Funds from operations - basic	$153,017	$159,202	$162,930	$143,070	$122,768

	Years ended December 31,

	2002*	2001*	2000*	1999*	1998*

Adjustment:
Distributions to preferred shareholders - Series D (Convertible)	15,779	15,428	15,300	15,154	986

Funds from operations - diluted	$168,796	$174,630	$178,230	$158,224	$123,754

Adjustment:
Recurring capital expenditures	(32,341)	(31,535)	(24,794)	(43,528)	(25,019)

Adjusted Funds from Operations - diluted (c)	$136,455	$143,095	$153,436	$114,696	$98,735

Apartment Homes Owned
Total apartment homes owned at December 31	74,480	77,567	77,219	82,154	86,893
Weighted average number of apartment homes owned during the year	76,567	76,487	80,253	85,926	70,724

(a)	In 1998, United Dominion completed the following statutory mergers: (i) ASR Investments Corporation Inc. on March 27, 1998 for an aggregate purchase price of $323 million and; (ii) American Apartment Communities II on December 7, 1998 for an aggregate purchase price of $794 million.

(b)	Funds from operations (“FFO”) is defined as net income (computed in accordance with generally accepted accounting principles), excluding gains (losses) from sales of depreciable property, plus depreciation and amortization, less preferred dividends and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. United Dominion considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of United Dominion’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. For 2001, FFO includes a non-recurring charge of $8.6 million related to workforce reductions, other severance costs, executive office relocation costs, and the write down of seven undeveloped land sites along with United Dominion’s investment in an online apartment leasing company. For 2000, FFO includes a non-recurring charge of $3.7 million related to the settlement of litigation and an organizational charge.

(c)	Adjusted funds from operations is defined as FFO less recurring capital expenditures for our stabilized portfolio.

*Reclassified to conform to current year presentation as described in Note 3 to the consolidated financial statements.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULE

UNITED DOMINION REALTY TRUST, INC.

     All other schedules are omitted since the required information is not present or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements and notes thereto.

Report of Ernst & Young LLP, Independent Auditors

The Board of Directors and Shareholders
United Dominion Realty Trust, Inc.

     We have audited the accompanying consolidated balance sheets of United Dominion Realty Trust, Inc. (the “Company”) as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2002. Our audits also included the financial statement schedule listed in the Index at Item 15(a). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Dominion Realty Trust, Inc. at December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     As discussed in Note 15 to the consolidated financial statements, in 2003, the Company adopted the provisions of Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Correction.” As discussed in Note 3 and Note 16 to the consolidated financial statements, in 2002 the Company adopted the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” As discussed in Note 1 to the consolidated financial statements, in 2001 the Company changed its method of accounting for derivative financial instruments.

ERNST & YOUNG LLP

Richmond, Virginia
January 27, 2003,
except for Note 14, as to which the date is
February 27, 2003,
Note 15, as to which the date is
May 12, 2003, and
Notes 2, 3, and 16, as to which the date is
February 13, 2004

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share data)

	December 31,

	2002*	2001*

ASSETS
Real estate owned (Note 2):
Real estate held for investment	$3,842,145	$3,466,888
Less: accumulated depreciation	(734,845)	(586,121)

	3,107,300	2,880,767
Real estate under development	28,892	40,240
Real estate held for disposition (net of accumulated depreciation of $13,888 and $60,245) (Note 3)	82,558	340,294

Total real estate owned, net of accumulated depreciation	3,218,750	3,261,301
Cash and cash equivalents	3,152	4,641
Restricted cash	11,445	23,358
Deferred financing costs, net	17,548	15,605
Investment in unconsolidated development joint venture (Note 4)	—	3,355
Other assets	23,805	33,776
Real estate held for disposition assets	1,436	6,055

Total assets	$3,276,136	$3,348,091

LIABILITIES AND SHAREHOLDERS’ EQUITY
Secured debt (Note 5)	$1,015,740	$923,736
Secured debt - real estate held for disposition (Note 5)	—	50,441
Unsecured debt (Note 6)	1,041,900	1,090,020
Real estate taxes payable	29,299	24,820
Accrued interest payable	11,907	16,779
Security deposits and prepaid rent	20,943	18,554
Distributions payable	35,141	33,457
Accounts payable, accrued expenses, and other liabilities	49,458	65,872
Real estate held for disposition liabilities	1,261	6,022

Total liabilities	2,205,649	2,229,701
Minority interests	69,216	75,665
Shareholders’ equity (Note 7):
Preferred stock, no par value; $25 liquidation preference, 25,000,000 shares authorized;
5,416,009 shares 8.60% Series B Cumulative Redeemable issued and outstanding (5,416,009 in 2001)	135,400	135,400
8,000,000 shares 7.50% Series D Cumulative Convertible Redeemable issued and outstanding (8,000,000 in 2001)	175,000	175,000
Common stock, $1 par value; 150,000,000 shares authorized 106,605,259 shares issued and outstanding (103,133,279 in 2001)	106,605	103,133
Additional paid-in capital	1,140,786	1,098,029
Distributions in excess of net income	(541,428)	(448,345)
Deferred compensation - unearned restricted stock awards	(2,504)	(1,312)
Notes receivable from officer-shareholders	(2,630)	(4,309)
Accumulated other comprehensive loss, net (Note 8)	(9,958)	(14,871)

Total shareholders’ equity	1,001,271	1,042,725

Total liabilities and shareholders’ equity	$3,276,136	$3,348,091

*Reclassified to conform to current year presentation as described in Note 3 to the consolidated financial statements.

See accompanying notes to consolidated financial statements.

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Years ended December 31,

	2002*	2001*	2000*

REVENUES
Rental income	$583,964	$551,009	$524,240
Non-property income	1,806	4,593	5,326

Total revenues	585,770	555,602	529,566
EXPENSES
Rental expenses:
Real estate taxes and insurance	63,251	58,472	56,506
Personnel	59,355	55,759	53,960
Utilities	33,570	33,682	29,760
Repairs and maintenance	36,717	32,104	29,043
Administrative and marketing	21,329	19,982	19,096
Property management	17,240	17,107	18,392
Other operating expenses	1,203	1,376	1,305
Real estate depreciation	149,848	134,680	131,571
Interest	130,791	139,470	149,728
General and administrative	19,343	21,730	15,724
Other depreciation and amortization	4,073	3,308	4,059
Impairment loss on investments	—	2,648	—
Loss/(gain) on early debt retirement	35,500	3,219	(988)
Litigation settlement charges	—	—	2,700
Severance costs and other organizational charges	—	5,404	1,020

Total expenses	572,220	528,941	511,876

Income before minority interests and discontinued operations	13,550	26,661	17,690
Minority interests of outside partnerships	(1,414)	(2,225)	(1,501)
Minority interests of unitholders in operating partnerships	936	694	1,401

Income before discontinued operations, net of minority interests	13,072	25,130	17,590
Income from discontinued operations, net of minority interests	40,157	36,698	59,025

Net income	53,229	61,828	76,615
Distributions to preferred shareholders - Series A and B	(11,645)	(15,762)	(21,591)
Distributions to preferred shareholders - Series D (Convertible)	(15,779)	(15,428)	(15,300)
(Premium) / discount on preferred share repurchases	—	(3,496)	2,929

Net income available to common shareholders	$25,805	$27,142	$42,653

Earnings/(loss) per common share - basic and diluted:
Loss from continuing operations available to common shareholders, net of minority interests	$(0.14)	$(0.10)	$(0.16)
Income from discontinued operations, net of minority interests	$0.38	$0.37	$0.57
Net income available to common shareholders	$0.24	$0.27	$0.41

Common distributions declared per share	$1.11	$1.08	$1.07

Weighted average number of common shares outstanding - basic and diluted	106,078	100,339	103,072

*Reclassified to conform to current year presentation as described in Note 3 to the consolidated financial statements.

See accompanying notes to consolidated financial statements.

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except per share data)

	Years ended December 31,

	2002	2001	2000

Operating Activities
Net income	$53,229	$61,828	$76,615
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	163,328	155,327	157,361
Impairment loss on real estate and investments	—	5,436	—
Gains on sales of land and depreciable property	(32,698)	(24,748)	(31,450)
Minority interests	3,122	4,192	4,386
(Gain)/loss on early debt retirement	36,965	3,471	(831)
Amortization of deferred financing costs and other	5,256	965	2,551
Changes in operating assets and liabilities:
Decrease in operating liabilities	(15,265)	(3,188)	(2,333)
Decrease in operating assets	12,763	21,128	17,861

Net cash provided by operating activities	226,700	224,411	224,160
Investing Activities
Proceeds from sales of real estate investments, net	284,834	109,713	160,257
Proceeds received for excess expenditures over investment contribution in development joint venture	—	—	30,176
Acquisition of real estate assets, net of liabilities assumed	(282,600)	(74,372)	(4,635)
Development of real estate assets	(22,763)	(53,607)	(84,431)
Capital expenditures and other major improvements—real estate assets, net of escrow reimbursement	(42,827)	(53,096)	(41,496)
Capital expenditures-non-real estate assets	(1,706)	(1,442)	(1,166)
Other investing activities	—	8,749	—

Net cash (used in)/provided by investing activities	(65,062)	(64,055)	58,705
Financing Activities
Proceeds from the issuance of secured debt	324,282	225,171	67,285
Scheduled principal payments on secured debt	(11,176)	(55,130)	(62,575)
Non-scheduled principal payments and prepayment penalties on secured debt	(294,662)	(52,182)	(100,793)
Proceeds from the issuance of unsecured debt	198,476	—	248,035
Payments and prepayment premiums on unsecured debt	(210,413)	(21,307)	(214,984)
Net repayment of revolving bank debt	(54,400)	(14,200)	(33,200)
Payment of financing costs	(5,510)	(4,807)	(5,648)
Proceeds from the issuance of common stock	60,252	66,319	7,660
Proceeds from the issuance of performance shares	—	1,236	—
Distributions paid to minority interests	(8,926)	(12,868)	(10,272)
Cash paid to buy out minority interests	—	(4,267)	(341)
Distributions paid to preferred shareholders	(27,424)	(34,308)	(36,909)
Distributions paid to common shareholders	(117,116)	(108,511)	(110,098)
Repurchases of common and preferred stock	(16,510)	(151,166)	(28,398)

Net cash used in financing activities	(163,127)	(166,020)	(280,238)
Net (decrease)/increase in cash and cash equivalents	(1,489)	(5,664)	2,627
Cash and cash equivalents, beginning of year	4,641	10,305	7,678

Cash and cash equivalents, end of year	$3,152	$4,641	$10,305

Supplemental Information:
Interest paid during the period	$135,223	$148,863	$152,434
Issuance of restricted stock awards	2,904	1,363	830
Non-cash transactions:
Secured debt assumed with the acquisition of properties	41,636	18,230	10,130
Reduction in secured debt from the disposition of properties	35,885	28,315	45,088
Conversion of operating partnership minority interests to common stock (92,159 shares in 2002, 74,271 shares in 2001, and 19,156 shares in 2000)	1,252	643	247

See accompanying notes to consolidated financial statements.

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(In thousands, except per share data)

	Preferred Stock		Common Stock
					Paid-in
	Shares	Amount	Shares	Amount	Capital

Balance, December 31, 1999	18,114,860	$427,872	102,740,777	$102,741	$1,083,687
Comprehensive Income
Net income
Comprehensive income
Issuance of common shares to employees, officers, and director-shareholders			5,000	5	158
Issuance of common shares through dividend reinvestment and stock purchase plan			767,513	767	6,538
Purchase of common and preferred stock	(706,631)	(17,666)	(1,398,866)	(1,399)	(9,333)
Issuance of restricted stock awards			85,670	86	744
Adjustment for cash purchase and conversion of minority interests of unitholders in operating partnerships			19,156	19	(407)
Principal repayments on notes receivable from officer-shareholders
Common stock distributions declared ($1.07 per share)
Preferred stock distributions declared—Series A ($2.31 per share)
Preferred stock distributions declared—Series B ($2.15 per share)
Preferred stock distributions declared—Series D ($1.91 per share)
Amortization of deferred compensation

Balance, December 31, 2000	17,408,229	$410,206	102,219,250	$102,219	$1,081,387

Comprehensive Income
Net income
Other comprehensive income:
Cumulative effect of a change in accounting principle
Unrealized loss on derivative financial instruments

Comprehensive income

Issuance of common shares to employees, officers, and director-shareholders			257,158	258	2,318
Issuance of common shares through dividend reinvestment and stock purchase plan			332,243	332	4,054
Issuance of common shares through public offering			4,100,000	4,100	52,316
Purchase of common and preferred stock	(91,900)	(2,298)	(3,962,076)	(3,962)	(47,362)
Redemption of Series A preferred stock	(3,900,320)	(97,508)			3,496
Issuance of restricted stock awards			112,443	112	1,251
Adjustment for cash purchase and conversion of minority interests of unitholders in operating partnerships			74,271	74	569
Principal repayments on notes receivable from officer-shareholders
Common stock distributions declared ($1.08 per share)
Preferred stock distributions declared—Series A ($1.05 per share)
Preferred stock distributions declared—Series B ($2.15 per share)
Preferred stock distributions declared—Series D ($1.93 per share)
Amortization of deferred compensation

Balance, December 31, 2001	13,416,009	$310,400	103,133,279	$103,133	$1,098,029

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Deferred
		Compensation -		Accumulated
	Distributions in	Unearned	Notes Receivable	Other
	Excess of	Restricted	from Officer-	Comprehensive
	Net Income	Stock Awards	Shareholders	Loss	Total

Balance, December 31, 1999	$(296,030)	$(305)	$(7,753)	$—	$1,310,212
Comprehensive Income
Net income	76,615				76,615

Comprehensive income	76,615				76,615

Issuance of common shares to employees, officers, and director-shareholders					163
Issuance of common shares through dividend reinvestment and stock purchase plan					7,305
Purchase of common and preferred stock					(28,398)
Issuance of restricted stock awards		(830)			—
Adjustment for cash purchase and conversion of minority interests of unitholders in operating partnerships					(388)
Principal repayments on notes receivable from officer-shareholders			192		192
Common stock distributions declared ($1.07 per share)	(110,225)				(110,225)
Preferred stock distributions declared—Series A ($2.31 per share)	(9,473)				(9,473)
Preferred stock distributions declared—Series B ($2.15 per share)	(12,118)				(12,118)
Preferred stock distributions declared—Series D ($1.91 per share)	(15,300)				(15,300)
Amortization of deferred compensation		307			307

Balance, December 31, 2000	$(366,531)	$(828)	$(7,561)	$—	$1,218,892

Comprehensive Income
Net income	61,828				61,828
Other comprehensive income:
Cumulative effect of a change in accounting principle				(3,848)	(3,848)
Unrealized loss on derivative financial instruments				(11,023)	(11,023)

Comprehensive income	61,828			(14,871)	46,957

Issuance of common shares to employees, officers, and director-shareholders					2,576
Issuance of common shares through dividend reinvestment and stock purchase plan					4,386
Issuance of common shares through public offering					56,416
Purchase of common and preferred stock					(53,622)
Redemption of Series A preferred stock	(3,496)				(97,508)
Issuance of restricted stock awards		(1,363)			—
Adjustment for cash purchase and conversion of minority interests of unitholders in operating partnerships					643
Principal repayments on notes receivable from officer-shareholders			3,252		3,252
Common stock distributions declared ($1.08 per share)	(108,956)				(108,956)
Preferred stock distributions declared—Series A ($1.05 per share)	(4,111)				(4,111)
Preferred stock distributions declared—Series B ($2.15 per share)	(11,651)				(11,651)
Preferred stock distributions declared—Series D ($1.93 per share)	(15,428)				(15,428)
Amortization of deferred compensation		879			879

Balance, December 31, 2001	$(448,345)	$(1,312)	$(4,309)	$(14,871)	$1,042,725

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY—(Continued)
(In thousands, except per share data)

	Preferred Stock		Common Stock
					Paid-in
	Shares	Amount	Shares	Amount	Capital

Comprehensive Income
Net income
Other comprehensive income:
Unrealized gain on derivative financial instruments (Note 8)

Comprehensive income

Issuance of common shares to employees, officers, and director-shareholders			1,000,592	1,001	10,782
Issuance of common shares through dividend reinvestment and stock purchase plan			152,343	152	2,347
Issuance of common shares through public offering			3,166,800	3,167	41,139
Purchase of common stock			(1,145,412)	(1,146)	(15,369)
Issuance of restricted stock awards			205,498	205	2,699
Adjustment for cash purchase and conversion of minority interests of unitholders in operating partnerships			92,159	93	1,159
Principal repayments on notes receivable from officer-shareholders
Common stock distributions declared ($1.11 per share)
Preferred stock distributions declared—Series B ($2.15 per share)
Preferred stock distributions declared—Series D ($1.98 per share)
Amortization of deferred compensation

Balance, December 31, 2002	13,416,009	$310,400	106,605,259	$106,605	$1,140,786

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Deferred
		Compensation -		Accumulated
	Distributions in	Unearned	Notes Receivable	Other
	Excess of	Restricted	from Officer-	Comprehensive
	Net Income	Stock Awards	Shareholders	Loss	Total

Comprehensive Income
Net income	53,229				53,229
Other comprehensive income:
Unrealized gain on derivative financial instruments (Note 8)				4,913	4,913

Comprehensive income	53,229			4,913	58,142

Issuance of common shares to employees, officers, and director-shareholders					11,783
Issuance of common shares through dividend reinvestment and stock purchase plan					2,499
Issuance of common shares through public offering					44,306
Purchase of common stock					(16,515)
Issuance of restricted stock awards		(2,904)			—
Adjustment for cash purchase and conversion of minority interests of unitholders in operating partnerships					1,252
Principal repayments on notes receivable from officer-shareholders			1,679		1,679
Common stock distributions declared ($1.11 per share)	(118,888)				(118,888)
Preferred stock distributions declared-Series B ($2.15 per share)	(11,645)				(11,645)
Preferred stock distributions declared-Series D ($1.98 per share)	(15,779)				(15,779)
Amortization of deferred compensation		1,712			1,712

Balance, December 31, 2002	$(541,428)	$(2,504)	$(2,630)	$(9,958)	$1,001,271

See accompanying notes to consolidated financial statements.

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and formation

     United Dominion Realty Trust, Inc., a Virginia corporation, was formed in 1972. United Dominion operates within one defined business segment with activities related to the ownership, management, development, acquisition, renovation, and disposition of multifamily apartment communities nationwide. At December 31, 2002, United Dominion owned 260 communities with 74,480 completed apartment homes and had three communities with 616 apartment homes under development.

Basis of presentation

     The accompanying consolidated financial statements include the accounts of United Dominion and its subsidiaries, including United Dominion Realty, L.P. (the “Operating Partnership”), and Heritage Communities, L.P. (the “Heritage OP”), (collectively, “United Dominion”). As of December 31, 2002, there were 100,984,826 units in the Operating Partnership outstanding, of which 94,616,256 units or 93.7% were owned by United Dominion and 6,368,570 units or 6.3% were owned by non-affiliated limited partners. As of December 31, 2002, there were 3,492,889 units in the Heritage OP outstanding, of which 3,115,471 units or 89.2% were owned by United Dominion and 377,418 units or 10.8% were owned by non-affiliated limited partners. The consolidated financial statements of United Dominion include the minority interests of the unitholders in the operating partnerships. All significant inter-company accounts and transactions have been eliminated in consolidation.

Income taxes

     United Dominion is operated as, and elects to be taxed as, a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Generally, a REIT complies with the provisions of the Code if it meets certain requirements concerning its income and assets, as well as if it distributes at least 90% (95% prior to 2001) of its REIT taxable income to its shareholders and will not be subject to U.S. federal income taxes if it distributes at least 100% of its income. Accordingly, no provision has been made for federal income taxes. However, United Dominion is subject to certain state and local excise or franchise taxes, for which provision has been made.

     The differences between net income available to common shareholders for financial reporting purposes and taxable income before dividend deductions relate primarily to temporary differences, principally real estate depreciation and the tax deferral of certain gains on property sales. The differences in depreciation result from differences in the book and tax basis of certain real estate assets and the differences in the methods of depreciation and lives of the real estate assets.

     The following table reconciles United Dominion’s net income to REIT taxable income for the three years ended December 31, 2002 (dollars in thousands):

	2002	2001	2000

Net income	$53,229	$61,828	$76,615
Minority interest expense	(1,137)	(1,442)	(2,851)
Depreciation and amortization expense	49,513	45,327	62,828
(Loss)/gain on the disposition of properties	(186)	343	10,120
Revenue recognition timing differences	1,272	589	780
Impairment loss, not deductible for tax	—	2,788	—
Investment loss, not deductible for tax	—	2,648	—
Other expense timing differences	(3,914)	2,787	(2,414)

REIT taxable income before dividends	$98,777	$114,868	$145,078

Dividend deduction	$111,965	$140,146	$147,116

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

     For income tax purposes, distributions paid to common shareholders consist of ordinary income, capital gains and return of capital, or a combination thereof. For the three years ended December 31, 2002, distributions declared per common share were taxable as follows:

	2002	2001	2000

Ordinary income	$0.55	$0.74	$0.81
Long-term capital gain	0.14	0.11	0.15
Unrecaptured section 1250 gain	0.11	0.07	0.11
Return of capital	0.31	0.16	—

	$1.11	$1.08	$1.07

Use of estimates

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Reclassifications

     Certain reclassifications have been made to amounts in prior years’ financial statements to conform with current year presentation.

Real estate

     Real estate assets held for investment are carried at historical cost less accumulated depreciation and any recorded impairment losses.

     Expenditures for ordinary repairs and maintenance costs are charged to expense as incurred. Expenditures for improvements, renovations, and replacements related to the acquisition and improvement of real estate assets are capitalized at cost and depreciated over their estimated useful lives if the value of the existing asset will be materially enhanced or the life of the related asset will be substantially extended beyond the original life expectancy.

     United Dominion recognizes impairment losses on long-lived assets used in operations when there is an event or change in circumstance that indicates an impairment in the value of an asset and the undiscounted future cash flows are not sufficient to recover the asset’s carrying value. If such indicators of impairment are present, an impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value.

     For long-lived assets to be disposed of, impairment losses are recognized when the fair value of the asset less estimated cost to sell is less than the carrying value of the asset. Properties classified as real estate held for disposition generally represent properties that are under contract for sale. Real estate held for disposition is carried at the lower of cost, net of accumulated depreciation, or fair value, less the cost to dispose, determined on an asset by asset basis. Expenditures for ordinary repairs and maintenance costs on held for disposition properties are charged to expense as incurred. Expenditures for improvements, renovations, and replacements related to held for disposition properties are capitalized at cost. Depreciation is not recorded on real estate held for disposition.

     Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which is 35 years for buildings, 10 to 35 years for major improvements, and 3 to 10 years for furniture, fixtures, equipment, and other assets.

     All development projects and related carrying costs are capitalized and reported on the Consolidated Balance Sheet as “Real estate under development.” As each building in a project is completed and becomes available for lease-up, the total cost of the building is transferred to real estate held for investment and the assets are depreciated over their estimated useful lives. The cost of development projects includes interest, real estate taxes, insurance, and allocated development overhead during the construction period.

     Interest, real estate taxes, and incremental labor and support costs for personnel working directly on the development site are capitalized as part of the real estate under development to the extent that such charges do not cause the carrying value of the asset to exceed its net realizable value. During 2002, 2001, and 2000, total interest capitalized was $0.9 million, $2.9 million, and $3.6 million, respectively.

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

Cash and cash equivalents

     Cash and cash equivalents include all cash and liquid investments with maturities of three months or less when purchased.

Restricted cash

     Restricted cash consists of escrow deposits held by lenders for real estate taxes, insurance and replacement reserves, and security deposits.

Deferred financing costs

     Deferred financing costs include fees and other external costs incurred to obtain debt financings and are generally amortized on a straight-line basis, which approximates the effective interest method, over a period not to exceed the term of the related debt. Unamortized financing costs are written-off when debt is retired before its maturity date. During 2002, 2001, and 2000, amortization expense was $4.5 million, $3.6 million, and $5.0 million, respectively.

Investments in unconsolidated development joint ventures

     Investments in unconsolidated joint ventures are accounted for using the equity method when major business decisions require approval by the other partners and United Dominion does not have control of the assets. Investments are recorded at cost and subsequently adjusted for equity in net income (loss) and cash contributions and distributions. United Dominion eliminates intercompany profits on sales of services that are provided to the venture. Differences between the carrying value of investments and the underlying equity in net assets of the investee are due to capitalized interest on the investment balance and capitalized development and leasing costs that are recovered by United Dominion through fees during construction (see Note 4—Investment in Unconsolidated Development Joint Venture).

Revenue recognition

     United Dominion’s apartment homes are leased under operating leases with terms generally of one year or less. Rental income is recognized after it is earned and collectibility is reasonably assured.

Advertising costs

     All advertising costs are expensed as incurred and reported on the Consolidated Statements of Operations within the line item “Administrative and marketing.” During 2002, 2001, and 2000, total advertising expense was $11.0 million, $9.6 million, and $9.3 million, respectively.

Interest rate swap agreements

     Statements of Financial Accounting Standards No. 133 and 138, “Accounting for Certain Derivative Instruments and Hedging Activities” became effective on January 1, 2001. The accounting standards require companies to carry all derivative instruments, including certain embedded derivatives, in the Consolidated Balance Sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and on the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument, based on the exposure being hedged, as either a fair value hedge, cash flow hedge, or a hedge of a net investment in a foreign operation. At December 31, 2002 and 2001, all of United Dominion’s derivative financial instruments are interest rate swap agreements that are designated as cash flow hedges of debt with variable interest rate features and are qualifying hedges for financial reporting purposes. For derivative instruments that qualify as cash flow hedges, the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings during the same period or periods during which the hedged transaction affects earnings. The remaining gain or loss on the derivative instrument in excess of the cumulative change in the present value of future cash flows of the hedged item, if any, is recognized in current earnings during the period of change. The adoption of Statements 133 and 138 on January 1, 2001, resulted in a cumulative effect of an accounting change of a $3.8 million loss, all of which was recorded directly to other comprehensive income.

     As part of United Dominion’s overall interest rate risk management strategy, we use derivative financial instruments as a means to artificially fix variable rate debt or to hedge anticipated financing transactions. United Dominion’s derivative

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

transactions used for interest rate risk management include various interest rate swaps with indices that relate to the pricing of specific financial instruments of United Dominion. Because of the close correlation between the hedging instrument and the underlying cash flow exposure being hedged, fluctuations in the value of the derivative instruments are generally offset by changes in the cash flow of the underlying exposures. As a result, United Dominion believes that it has appropriately controlled the risk so that derivatives used for interest rate risk management will not have a material unintended effect on consolidated earnings. United Dominion does not enter into derivative financial instruments for trading purposes.

     The fair value of United Dominion’s derivative instruments is reported on balance sheet at their current fair value. Estimated fair values for interest rate swaps rely on prevailing market interest rates. These fair value amounts should not be viewed in isolation, but rather in relation to the values of the underlying hedged transactions and investments and to the overall reduction in exposure to adverse fluctuations in interest rates. Each interest rate swap agreement is designated with all or a portion of the principal balance and term of a specific debt obligation. The interest rate swaps involve the periodic exchange of payments over the life of the related agreements. Amounts received or paid on the interest rate swaps are recorded on an accrual basis as an adjustment to the related interest expense of the outstanding debt based on the accrual method of accounting. The related amounts payable to and receivable from counterparties are included in other liabilities and other assets, respectively.

     Prior to the adoption of Statements 133 and 138 on January 1, 2001, United Dominion also used interest rate swap contracts for hedging purposes. For interest rate swaps, the net amounts paid or received and net amounts accrued through the end of the accounting period were included in interest expense. The fair value of the interest rate swap contracts were not recorded on the Consolidated Balance Sheet and unrealized gains or losses were not recognized in the Consolidated Statements of Operations. Gains and losses on any contracts terminated early were deferred and amortized to income over the remaining average life of the terminated contract.

Comprehensive income

     Comprehensive income, which is defined as all changes in equity during each period except for those resulting from investments by or distributions to shareholders, is displayed in the accompanying Statements of Shareholders’ Equity. Other comprehensive income consists of gains or losses from derivative financial instruments.

Stock-based compensation

     United Dominion has elected to follow the intrinsic value method under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) in accounting for its employee stock options because the alternative fair value accounting provided for under Statement 123, “Accounting for Stock-Based Compensation,” requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of United Dominion’s employee stock options equals the market price of the underlying stock on the date of grant, no compensation cost has been recognized.

Minority interests in operating partnerships

     Interests in operating partnerships held by limited partners are represented by operating partnership units (“OP Units”). The operating partnerships’ income is allocated to holders of OP Units based upon net income available to common shareholders and the weighted average number of OP Units outstanding to total common shares plus OP Units outstanding during the period. Capital contributions, distributions, and profits and losses are allocated to minority interests in accordance with the terms of the individual partnership agreements. OP Units can be exchanged for cash or shares of United Dominion’s common stock on a one-for-one basis, at the option of United Dominion. OP Units, as a percentage of total OP Units and shares outstanding, was 6.2% at December 31, 2002 and 6.8% at December 31, 2001 and 2000.

Minority interests in other partnerships

     United Dominion has limited partners in certain real estate partnerships acquired in certain merger transactions. Net income for these partnerships is allocated based on the percentage interest owned by these limited partners in each respective real estate partnership.

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

Earnings per share

     Basic earnings per common share is computed based upon the weighted average number of common shares outstanding during the year. Diluted earnings per common share is computed based upon common shares outstanding plus the effect of dilutive stock options and other potentially dilutive common stock equivalents. The dilutive effect of stock options and other potentially dilutive common stock equivalents is determined using the treasury stock method based on United Dominion’s average stock price.

     The following table sets forth the computation of basic and diluted earnings per share (dollars in thousands, except per share amounts):

	2002	2001	2000

Numerator for basic and diluted earnings per share—net income available to common shareholders	$25,805	$27,142	$42,653
Denominator:
Denominator for basic earnings per share—weighted average common shares outstanding	106,078	100,339	103,072
Effect of dilutive securities:
Employee stock options and non-vested restricted stock awards	—	—	—

Denominator for dilutive earnings per share	106,078	100,339	103,072

Basic earnings per share	$0.24	$0.27	$0.41

Diluted earnings per share	$0.24	$0.27	$0.41

     The effect of the conversion of the operating partnership units and convertible preferred stock is not dilutive and is therefore not included as a dilutive security in the earnings per share computation. The weighted average effect of the conversion of the operating partnership units for the years ended December 31, 2002, 2001, and 2000 was 6,999,384 shares, 7,281,835 shares, and 7,489,435 shares, respectively. The weighted average effect of the conversion of the convertible preferred stock for the years ended December 31, 2002, 2001, and 2000 was 12,307,692 shares.

Impact of recently issued accounting standards

     In November 2002, the FASB issued Interpretation 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” This statement requires that a liability for the fair value of a guarantee be recognized at the time the obligation is undertaken. The statement also requires that the liability be measured over the term of the related guarantee. This statement is effective for all guarantees entered into subsequent to December 31, 2002. For all guarantees entered into prior to December 31, 2002, there is to be no change in accounting; however, disclosure of management’s estimate of its future obligation under the guarantee is to be made. As of December 31, 2002, management estimates that its likelihood of funding its guarantor obligations is remote and the impact to United Dominion would be immaterial.

     In January 2003, the FASB issued Interpretation 46, “Consolidation of Variable Interest Entities.” This statement refines the identification process of variable interest entities and how an entity assesses its interests in a variable interest entity to decide whether to consolidate that entity. United Dominion, from time to time, enters into partnership and joint venture arrangements, which may be required to be consolidated under this statement. United Dominion is currently assessing the impact that this statement will have on its consolidated financial statements.

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

2. REAL ESTATE OWNED

     United Dominion operates in 57 markets dispersed throughout 20 states. At December 31, 2002, our largest apartment market was Dallas, Texas, where we owned 6.6% of our apartment homes, based upon carrying value. Excluding Dallas, United Dominion did not own more than 5.9% of its apartment homes in any one market, based upon carrying value.

     The following table summarizes real estate held for investment at December 31, (dollars in thousands):

	2002*	2001*

Land and land improvements	$702,436	$622,355
Buildings and improvements	2,933,248	2,660,249
Furniture, fixtures, and equipment	206,209	184,006
Construction in progress	252	278

Real estate held for investment	3,842,145	3,466,888
Accumulated depreciation	(734,845)	(586,121)

Real estate held for investment, net	$3,107,300	$2,880,767

     The following is a reconciliation of the carrying amount of real estate held for investment at December 31, (dollars in thousands):

	2002*	2001*	2000*

Balance at beginning of year	$3,466,888	$3,252,146	$3,577,848
Real estate acquired	323,989	91,093	14,898
Capital expenditures	51,366	62,665	46,299
Transfers from development	31,548	63,772	68,025
Transfers to held for disposition, net	(31,646)	—	(448,760)
Impairment loss on real estate	—	(2,788)	—
Disposal of fully depreciated assets	—	—	(6,164)

Balance at end of year	$3,842,145	$3,466,888	$3,252,146

     The following is a reconciliation of accumulated depreciation for real estate held for investment at December 31, (dollars in thousands):

	2002*	2001*	2000*

Balance at beginning of year	$586,121	$450,362	$373,164
Depreciation expense for the year(a)	160,332	153,113	154,419
Transfers to held for disposition, net	(11,608)	(17,354)	(71,057)
Disposal of fully depreciated assets	—	—	(6,164)

Balance at end of year	$734,845	$586,121	$450,362

(a)	Includes $1,176, $1,268, and $1,425 for 2002, 2001, and 2000, respectively, related to depreciation on non-real estate assets located at United Dominion’s apartment communities, classified as “Other depreciation and amortization” on the Consolidated Statements of Operations.

*	Reclassified to conform to current year presentation as described in Note 3 to the consolidated financial statements.

     The following is a summary of real estate held for investment by major geographic markets, reclassified to conform to current year presentation as described in Note 3 to the consolidated financial statements (in order of carrying value, excluding real estate held for disposition and real estate under development) at December 31, 2002 (dollars in thousands):

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

	Number of	Initial
	Apartment	Acquisition	Carrying	Accumulated
	Communities	Cost	Value	Depreciation	Encumbrances

Dallas, TX	15	$225,658	$262,197	$44,093	$50,188
Houston, TX	22	178,188	231,886	43,338	57,954
Phoenix, AZ	11	181,480	216,888	36,248	61,371
Orlando, FL	14	167,524	205,970	51,337	92,000
Raleigh, NC	11	179,935	203,887	42,345	58,593
Metropolitan DC	7	148,403	165,606	15,711	70,676
Mid Cities, TX	10	142,462	158,031	27,474	39,056
Tampa, FL	10	132,927	153,925	33,972	57,405
Columbus, OH	6	111,315	149,247	20,425	56,576
San Francisco, CA	4	136,504	141,245	14,625	21,112
Charlotte, NC	10	109,961	139,050	37,295	12,043
Southern California	5	107,816	130,459	11,270	11,484
Nashville, TN	8	83,987	120,572	25,088	—
Greensboro, NC	8	85,362	104,653	23,258	—
Monterey Peninsula, CA	9	95,091	98,264	11,478	2,581
Richmond, VA	8	74,856	97,759	35,060	66,657
Wilmington, NC	6	64,213	91,247	23,812	—
Baltimore, MD	7	80,141	89,345	18,775	28,410
Atlanta, GA	6	57,669	72,547	19,544	30,446
Columbia, SC	6	52,795	62,716	19,781	5,000
Jacksonville, FL	3	44,787	58,974	16,654	23,202
Norfolk, VA	6	42,741	54,727	20,186	7,359
Lansing, MI	4	50,237	50,185	6,117	31,570
Seattle, WA	3	31,953	34,291	5,006	25,830
Other Western	5	144,232	151,649	14,844	46,720
Other Pacific	8	122,608	124,176	14,036	55,177
Other Southwestern	7	92,897	99,013	14,559	9,765
Other Florida	7	60,564	91,040	22,143	—
Other North Carolina	8	61,677	75,865	25,722	11,550
Other Southeastern	4	56,716	69,273	15,050	35,021
Other Midwestern	8	62,593	67,421	8,650	26,320
Other Mid-Atlantic	5	37,618	42,835	10,703	12,542
Other Northeastern	2	14,732	18,253	5,113	5,167
Richmond Corporate	—	6,597	7,325	670	3,965
Commercial	—	1,624	1,624	463	—

	253	$3,247,863	$3,842,145	$734,845	$1,015,740

     The following is a summary of real estate held for disposition by major category, reclassified to conform the current year presentation as described in Note 3 to the consolidated financial statements, at December 31, 2002 (dollars in thousands):

		Initial
	Number of	Acquisition	Carrying	Accumulated
	Properties	Cost	Value	Depreciation	Encumbrances

Apartments	7	$72,640	$79,474	$11,836	$—
Commercial	2	7,682	8,399	2,052	—
Land	3	9,629	8,573	—	—

		$89,951	$96,446	$13,888	$—

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

     The following is a summary of real estate under development by major category, reclassified to conform the current year presentation as described in Note 3 to the consolidated financial statements, at December 31, 2002 (dollars in thousands):

		Initial
	Number of	Acquisition	Carrying	Accumulated
	Properties	Cost	Value	Depreciation	Encumbrances

Apartments	3	$21,269	$21,269	$—	$—
Land	6	7,623	7,263	—	—

		$28,892	$28,892	$—	$—

Total Real Estate Owned		$3,366,706	$3,967,483	$748,733	$1,015,740

     United Dominion is pursuing its strategy of exiting markets where long-term growth prospects are limited and the redeployment of capital would enhance future growth rates and economies of scale. During the first quarter of 2002, United Dominion placed nine assets, with an aggregate net book value of $89.3 million, under contract for sale and reclassified them as real estate held for disposition. These sales closed in the second quarter of 2002 and resulted in our withdrawal from Naples, Florida; Tucson, Arizona; Las Vegas, Nevada; and substantially all of Memphis, Tennessee. Although these sales resulted in an aggregate net gain of $11.5 million, certain of these assets were sold at net selling prices below their net book values at March 31, 2002. As a result, United Dominion recorded an aggregate $2.3 million impairment loss during the first quarter for the write down of a portfolio of five apartment communities in Memphis, Tennessee.

     During the first quarter of 2001, management performed an analysis of the carrying value of all undeveloped land parcels in connection with United Dominion’s plans to accelerate the disposition of these sites. As a result, an aggregate $2.8 million impairment loss was recognized on seven undeveloped sites in selected markets. An impairment loss was indicated as a result of the net book value of the assets being greater than the estimated fair market value less the cost of disposal.

     During the second quarter of 2000, management transferred approximately $197 million of assets from real estate held for disposition to real estate held for investment and, as a result, approximately $10 million in depreciation expense was recognized on the communities transferred in order to reflect depreciation on these properties while they were classified in real estate held for disposition. Furthermore, approximately $5 million of additional depreciation expense was recognized on these assets during 2000 subsequent to their transfer to real estate held for investment. Depreciation expense in 2000 was further increased by the impact of over $150 million in development completions in late 1999 and 2000 and approximately $200 million in acquisitions and capital improvements in 1999 and 2000.

3. INCOME FROM DISCONTINUED OPERATIONS

     United Dominion adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” as of January 1, 2002. SFAS No. 144 requires, among other things, that the primary assets and liabilities and the results of operations of United Dominion’s real properties which have been sold subsequent to January 1, 2002, or are held for disposition subsequent to January 1, 2002, be classified as discontinued operations and segregated in United Dominion’s Consolidated Statements of Operations and Balance Sheets. Properties classified as real estate held for disposition generally represent properties that are under contract for sale and are expected to close within the next twelve months. For purposes of these financial statements, SFAS No. 144 results in the presentation of the net operating results of those properties sold or classified as held for disposition through September 30, 2003, as discontinued operations for all periods presented. The adoption of SFAS No. 144 does not have an impact on net income available to common shareholders. SFAS No. 144 only results in the reclassification of the operating results of all properties sold or classified as held for disposition through September 30, 2003 within the Consolidated Statements of Operations for the years ended December 31, 2002, 2001, and 2000, and the reclassification of the assets and liabilities within the Consolidated Balance Sheets for the years ended December 31, 2002 and 2001.

     For the nine months ended September 30, 2003, United Dominion sold six communities with a total of 1,675 apartment homes and two commercial properties with a total of 181,503 square feet. At September 30, 2003, United Dominion had one community with 252 apartment homes and a net book value of $4.6 million and one parcel of land with a net book value of $3.8 million included in real estate held for disposition. During 2002, United Dominion sold 25 communities with a total of 6,990 apartment homes, one parcel of land, and one commercial property with 143,000 square feet. During 2001, United Dominion sold nine communities with 1,889 apartment homes and five parcels of land. The results of operations for these properties and the

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

interest expense associated with the secured debt on these properties are classified on the Consolidated Statements of Operations in the line item entitled “Income from discontinued operations, net of minority interests.”

     The following is a summary of income from discontinued operations for the years ended December 31, (dollars in thousands):

	2002	2001	2000

Rental income	$44,908	$68,816	$103,028

Rental expenses	19,479	28,816	42,848
Real estate depreciation	9,308	17,165	21,423
Interest	2,150	4,909	6,312
Loss on early debt retirement	1,465	218	157
Impairment loss on real estate	2,301	2,788	—
Other expenses	101	275	427

	34,804	54,171	71,167
Income before gain on sale of land and depreciable property, and minority interests	10,104	14,645	31,861
Net gain on sale of land and depreciable property	32,698	24,714	31,450

Income before minority interests	42,802	39,359	63,311
Minority interests on income from discontinued operations	(2,645)	(2,661)	(4,286)

Income from discontinued operations, net of minority interests	$40,157	$36,698	$59,025

4. INVESTMENT IN UNCONSOLIDATED DEVELOPMENT JOINT VENTURE

     In June 2000, United Dominion completed the formation of a joint venture that would invest approximately $101 million to develop five apartment communities with a total of 1,438 apartment homes. United Dominion owned a 25% interest in the joint venture and served as the managing partner. Prior to establishing the joint venture, United Dominion commenced construction on all five of the projects. Upon closing of the venture in June 2000, United Dominion contributed the projects in return for its equity interest of approximately $8 million in the venture and was reimbursed for approximately $35 million of development outlays that were incurred prior to closing the joint venture. We recognized fee income for services provided by United Dominion to the joint venture, to the extent of the outside partner’s interest, of approximately $0.6 million, $2.6 million, and $3.0 million for the years ended December 31, 2002, 2001, and 2000, respectively. In December 2001, United Dominion purchased three of the five apartment communities with 794 apartment homes for a total aggregate cost of approximately $61 million. In June 2002, United Dominion purchased the remaining two apartment communities with 644 apartment homes for approximately $52 million. United Dominion’s interest in the gains on the sale of these properties by the joint venture to United Dominion was recorded as a reduction of its basis in the assets and; therefore, is not reflected in the Consolidated Statements of Operations.

     The following is a summary of the operating results of the joint venture as of December 31, (dollars in thousands):

	2002	2001	2000

Rental income	$2,774	$9,841	$1,930
Expenses:
Depreciation and amortization	1,101	3,684	268
Mortgage interest	1,114	3,826	1,557
Operating and other expenses	1,958	4,260	549

Total expenses	4,173	11,770	2,374

Loss before gains on sales of investments	(1,399)	(1,929)	(444)
Gains on sales of depreciable property	7,588	913	—

Net income/(loss)	$6,189	$(1,016)	$(444)

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

5. SECURED DEBT

     Secured debt on continuing and discontinued operations, which encumbers $1.5 billion or 38.3% of United Dominion’s real estate owned ($2.4 billion or 61.7% of United Dominion’s real estate owned is unencumbered) consists of the following at December 31, 2002 (dollars in thousands):

			Weighted	Weighted	Number of
			Average	Average	Communities
	Principal Outstanding		Interest Rate	Years to Maturity	Encumbered

	2002	2001	2002	2002	2002

Fixed Rate Debt
Mortgage notes payable (a)	$187,927	$450,643	7.55%	6.6	13
Tax-exempt secured notes payable	61,278	65,806	6.68%	11.6	8
Fannie Mae credit facilities	288,875	—	6.40%	8.0	9
Fannie Mae credit facilities—swapped	17,000	17,000	6.74%	14.8	—

Total fixed rate secured debt	555,080	533,449	6.83%	8.2	30
Variable Rate Debt
Mortgage notes payable	11,752	15,082	4.72%	7.3	3
Tax-exempt secured notes payable	7,770	19,915	1.50%	25.2	1
Fannie Mae credit facilities	370,469	405,731	1.98%	14.1	51
Freddie Mac credit facility	70,669	—	1.79%	8.1	8

Total variable rate secured debt	460,660	440,728	2.01%	13.2	63

Total Secured Debt	$1,015,740	$974,177	4.65%	10.4	93

(a)	Includes fair value adjustments aggregating $2.2 million in 2002 and $7.9 million in 2001, recorded in connection with the assumption of debt associated with two acquisitions consummated in 1998.

Fixed Rate Debt

     Mortgage notes payable. Fixed rate mortgage notes payable are generally due in monthly installments of principal and interest and mature at various dates from January 2004 through June 2034 and carry interest rates ranging from 6.66% to 8.50%.

     Tax-exempt secured notes payable. Fixed rate mortgage notes payable that secure tax-exempt housing bond issues mature at various dates through November 2025 and carry interest rates ranging from 6.09% to 7.90%. Interest on these notes is generally payable in semi-annual installments.

     Secured credit facilities. At December 31, 2002, United Dominion’s fixed rate secured credit facilities consisted of $305.9 million of the $676.3 million outstanding on an $860 million aggregate commitment under four revolving secured credit facilities with Fannie Mae. The Fannie Mae credit facilities are for an initial term of ten years, bear interest at floating and fixed rates, and can be extended for an additional five years at United Dominion’s discretion. In order to limit a portion of its interest rate exposure, United Dominion has two interest rate swap agreements associated with the Fannie Mae credit facilities. These agreements have an aggregate notional value of $17.0 million under which United Dominion pays a fixed rate of interest and receives a variable rate on the notional amount. The interest rate swap agreements effectively change United Dominion’s interest rate exposure on $17.0 million of secured debt from a variable rate to a weighted average fixed rate of 6.74%.

Variable Rate Debt

     Mortgage notes payable. Variable rate mortgage notes payable are generally due in monthly installments of principal and interest and mature at various dates from January 2005 through September 2027. At December 31, 2002, these notes had interest rates ranging from 4.18% to 5.23%.

     Tax-exempt secured notes payable. Variable rate mortgage notes payable which secure tax-exempt housing bond issues mature in July 2028. At December 31, 2002, this note had an interest rate of 1.50%. Interest on this note is payable in semi-annual installments.

     Secured credit facilities. At December 31, 2002, United Dominion’s variable rate secured credit facilities consisted of $370.5 million outstanding on the Fannie Mae credit facilities and $70.7 million outstanding on the Freddie Mac credit facility. At

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

December 31, 2002, the variable rate Fannie Mae credit facilities had a weighted average floating rate of interest of 1.98% and the Freddie Mac credit facility had a weighted average floating rate of interest of 1.79%.

     The aggregate maturities of secured debt for the fifteen years subsequent to December 31, 2002 are as follows (dollars in thousands):

	Fixed			Variable

	Mortgage	Tax-Exempt	Credit	Mortgage	Tax-Exempt	Credit
Year	Notes	Notes	Facilities	Notes	Notes	Facilities	Total

2003	$5,854	$13,213	—	$438	—	—	$19,505
2004	54,096	5,820	—	460	—	—	60,376
2005	18,720	873	—	4,998	—	—	24,591
2006	30,457	933	—	3,847	—	—	35,237
2007	6,797	630	—	148	—	—	7,575
2008	1,364	5,453	—	154	—	—	6,971
2009	23,754	579	—	161	—	—	24,494
2010	26,485	626	$138,875	169	—	—	166,155
2011	704	671	50,000	177	—	$70,669	122,221
2012	761	723	100,000	185	—	—	101,669
2013	823	3,847	—	194	—	—	4,864
2014	891	835	—	202	—	—	1,928
2015	963	13,350	—	212	—	52,956	67,481
2016	1,042	579	—	222	—	134,513	136,356
2017	1,127	626	—	185	—	—	1,938
Thereafter	14,089	12,520	17,000	—	$7,770	183,000	234,379

	$187,927	$61,278	$305,875	$11,752	$7,770	$441,138	$1,015,740

     For the year ended December 31, 2002, United Dominion recognized $18.4 million of expenses as a result of prepayment penalties incurred from the refinancing of certain secured loans, using proceeds from the Fannie Mae and Freddie Mac credit facilities and the early payoff of loans on the sale of properties. For the year ended December 31, 2001, United Dominion recognized $3.2 million of expenses related to prepayment penalties for the early payoff of loans on the sale of properties. These prepayment penalties were funded by proceeds of the new credit facilities, proceeds from the related asset sales, and from the release of cash escrows retained by former lenders of $14.0 million and $10.3 million for the years ended December 31, 2002 and 2001, respectively.

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

6. UNSECURED DEBT

     A summary of unsecured debt at December 31, 2002 and 2001 is as follows (dollars in thousands):

	2002	2001

Commercial Banks
Borrowings outstanding under an unsecured credit facility due August 2003 (a)	$175,800	$230,200
Borrowings outstanding under an unsecured term loan due May 2004—2005 (b)	100,000	100,000
Senior Unsecured Notes—Other
7.60% Medium-Term Notes due January 2002	—	46,750
7.65% Medium-Term Notes due January 2003 (c)	10,000	10,000
7.22% Medium-Term Notes due February 2003	11,815	11,815
8.63% Notes due March 2003	78,005	78,030
7.98% Notes due March 2002–2003 (d)	7,428	14,857
5.05% City of Portland, OR Bonds due October 2003	7,345	7,345
7.67% Medium-Term Notes due January 2004	46,585	53,510
7.73% Medium-Term Notes due April 2005	21,100	22,400
7.02% Medium-Term Notes due November 2005	49,760	49,760
7.95% Medium-Term Notes due July 2006	85,374	103,179
7.07% Medium-Term Notes due November 2006	25,000	25,000
7.25% Notes due January 2007	92,265	105,020
ABAG Tax-Exempt Bonds due August 2008	46,700	46,700
8.50% Monthly Income Notes due November 2008	29,081	57,400
6.50% Notes due June 2009 (e)	200,000	—
8.50% Debentures due September 2024 (f)	54,118	124,920
Other (g)	1,524	3,134

	766,100	759,820

Total Unsecured Debt	$1,041,900	$1,090,020

(a)	United Dominion has a $375 million three-year unsecured bank revolving credit facility that matures in August 2003. As of December 31, 2002, $175.8 million was outstanding under the bank credit facility leaving $199.2 million of unused capacity. Under the bank credit facility, United Dominion may borrow at a rate of LIBOR plus 1.1% and pays a facility fee, which is equal to 0.25% of the commitment. The bank credit facility is subject to customary financial covenants and limitations. As of December 31, 2002, management believes that United Dominion is in compliance with all covenants and limitations.

The following is a summary of short-term bank borrowings under United Dominion’s bank credit facility at December 31, (dollars in thousands):

	2002	2001	2000

Total revolving credit facilities at December 31	$375 ,000	$375,000	$375,000
Borrowings outstanding at December 31	175,800	230,200	244,400
Weighted average daily borrowings during the year	156,493	248,367	195,128
Maximum daily borrowings during the year	311,600	347,200	308,000
Weighted average interest rate during the year	2.9%	5.2%	7.3%
Weighted average interest rate at December 31	2.5%	3.2%	7.7%
Weighted average interest rate at December 31—after giving effect to swap agreements	5.6%	6.1%	7.5%

At December 31, 2002, United Dominion had five interest rate swap agreements associated with commercial bank borrowings with an aggregate notional value of $105 million under which United Dominion paid a fixed rate of interest and received a variable rate of interest on the notional amounts. The interest rate swaps, which mature in August 2003 and July 2004, effectively change United Dominion’s interest rate exposure on the $105 million of borrowings from a variable rate to a weighted average fixed rate of approximately 7.47%. At December 31, 2002, 2001, and 2000, the weighted average interest rate of commercial borrowings, after giving effect to swap agreements, was 5.6%, 6.1%, and 7.5%, respectively.

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

(b)	As of December 31, 2002, United Dominion had five interest rate swap agreements associated with borrowings under the term loan with an aggregate notional value of $100 million under which United Dominion pays a fixed rate of interest and receives a variable rate of interest on the notional amounts. The interest rate swaps, which mature in May 2003 and May 2004, effectively change United Dominion’s interest rate exposure on these borrowings from a variable rate to a weighted average fixed rate of approximately 8.17%.

(c)	United Dominion has one interest rate swap agreement associated with these unsecured notes with an aggregate notional value of $10 million under which United Dominion pays a fixed rate of interest and receives a variable rate on the notional amount. The interest rate swap agreement, which matures in January 2003, effectively changes United Dominion’s interest rate exposure on the $10 million from a variable rate to a fixed rate of 7.65%.

(d)	Payable annually in three equal principal installments of $7.4 million.

(e)	In June 2002, United Dominion issued $200 million of 6.50% senior unsecured notes due in June 2009. The net proceeds of $198.5 million from the sale were used to reduce outstanding debt under United Dominion’s $375 million unsecured revolving credit facility.

(f)	Includes an investor put feature that grants a one-time option to redeem the debentures in September 2004.

(g)	Includes $1.5 million and $3.0 million at December 31, 2002 and 2001, respectively, of deferred gains from the termination of interest rate risk management agreements.

     For the year ended December 31, 2002, United Dominion recognized $18.6 million of expenses as a result of premiums paid for the redemption of certain higher coupon notes and debentures and the write-off of deferred financing costs. For the year ended December 31, 2001, United Dominion recognized $0.3 million of expenses related to the write-off of deferred financing costs and the repurchase of certain notes.

7. SHAREHOLDERS’ EQUITY

Preferred Stock

     The Series B Cumulative Redeemable Preferred Stock (Series B) has no stated par value and a liquidation preference of $25 per share. With no voting rights and no stated maturity, Series B is not subject to any sinking fund or mandatory redemption and is not convertible into any other securities of United Dominion. The Series B is not redeemable prior to May 29, 2007. On or after this date, the Series B may be redeemed for cash at the option of United Dominion, in whole or in part, at a redemption price of $25 per share plus accrued and unpaid dividends. The redemption price is payable solely out of the sale proceeds of other capital stock of United Dominion. All dividends due and payable on the Series B have been accrued or paid as of the end of each fiscal year.

     The Series D Convertible Redeemable Preferred Stock (Series D) has no stated par value and a liquidation preference of $25 per share. The Series D has no voting rights, no stated maturity, is not subject to any sinking fund or mandatory redemption, and is convertible into 1.5385 shares of common stock at the option of the holder of the Series D at any time at $16.25 per share. United Dominion has the right to cause the holder of the Series D to convert the Series D to common shares at $16.25 based on twenty trading days at or above $17.06 for the life of the security. United Dominion has the right to purchase 2 million shares of the Series D in accordance with a predetermined schedule, provided that the volume weighted average price of our common shares is $16.25 for a twenty day trading period. The repurchase price payable will be computed in accordance with the table below, expressed as a percentage of the liquidation preference, determined by the period in which the Series D repurchase date occurs, together with all accrued and unpaid dividends to and including the repurchase date:

Series D Repurchase
Date Occurs During Period	Repurchase Price

January 1, 2003 to June 30, 2003	101.0%
July 1, 2003 to December 6, 2003	100.5%

     After December 7, 2003, United Dominion may, at its option, redeem at any time all or part of the Series D at a price per share of $25, payable in cash, plus all accrued and unpaid dividends, provided that the current market price of our common stock at least equals the conversion price, initially set at $16.25 per share. The redemption is payable solely out of the sale proceeds of other capital stock. In addition, United Dominion may not redeem, in any consecutive twelve-month period, a number of shares of Series D having an aggregate liquidation preference of more than $100 million.

     On June 15, 2001, United Dominion completed the redemption of all of its outstanding 9.25% Series A Cumulative Redeemable Preferred Stock at $25 per share plus accrued dividends.

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

Officers’ Stock Purchase and Loan Plan

     As of December 31, 2002, United Dominion has $2.6 million of notes receivable from certain officers and directors of United Dominion (original principal balances of $3.0 million), at an interest rate of 7.0% that mature between June 2004 and October 2005. The purpose of the loans was for the borrowers to purchase shares of United Dominion’s common stock pursuant to United Dominion’s 1991 Stock Purchase and Loan Plan. The loans are evidenced by promissory notes between the borrowers and United Dominion and are secured by a pledge of the shares of common stock (241,750 shares with a market value of $4.0 million at December 31, 2002). The notes require that dividends received on the shares be applied towards payment of the notes.

     In addition, United Dominion entered into a Servicing and Purchase Agreement (the “Servicing Agreement”) with Sun Trust Bank (the “Bank”) whereby United Dominion has agreed to act as servicing agent for and to purchase certain loans made by the Bank to officers and directors of United Dominion (the “Borrowers”) to finance the purchase of shares of United Dominion’s common stock. The loans are evidenced by promissory notes (“Notes”) between each Borrower and the Bank. The Servicing Agreement provides that the Bank can require United Dominion to purchase the Notes upon an event of default by the Borrower or United Dominion under the Servicing Agreement and at certain other times during the term of the Servicing Agreement. The aggregate outstanding principal balance of the Notes as of December 31, 2002 was $11.1 million (original principal balance was $11.7 million), and all of the Notes mature during 2004. Because certain of the Borrowers elected floating rate loans and others elected fixed rate loans, the interest rates on these loans as of December 31, 2002 ranged from 3.63% to 7.68%. Each Borrower entered into a Participation Agreement with United Dominion that requires that all cash dividends received on the shares (1,037,998 shares at December 31, 2002 with a closing market value of $17.0 million) be applied towards payment of the Notes. Based upon the fact that 100% of all cash dividend payments are paid to amortize the Notes and that the Notes are recourse to the Borrowers, United Dominion believes that its exposure to liability under the Notes is remote.

Dividend Reinvestment and Stock Purchase Plan

     United Dominion’s Dividend Reinvestment and Stock Purchase Plan (the “Stock Purchase Plan”) allows common and preferred shareholders the opportunity to purchase, through the reinvestment of cash dividends, additional shares of United Dominion’s common stock. As of December 31, 2002, 9,590,060 shares of common stock had been issued under the Stock Purchase Plan. Shares in the amount of 4,409,940 were reserved for further issuance under the Stock Purchase Plan at December 31, 2002. During 2002, 152,343 shares were issued under the Stock Purchase Plan for a total consideration of approximately $2.5 million.

Restricted Stock Awards

     United Dominion’s 1999 Long-Term Incentive Plan (“LTIP”) authorizes the granting of restricted stock awards to employees, officers, and directors of United Dominion. The total restricted stock awards under the LTIP may not exceed 15% of the total number of available shares, or 600,000. Deferred compensation expense is recorded over the vesting period and is based upon the value of the common stock on the date of issuance. As of December 31, 2002, 440,601 shares of restricted stock have been issued under the LTIP.

Shareholder Rights Plan

     United Dominion’s 1998 Shareholder Rights Plan is intended to protect long-term interests of shareholders in the event of an unsolicited, coercive, or unfair attempt to take over the company. The plan authorized a dividend of one Preferred Share Purchase Right (the “Rights) on each share of common stock outstanding. Each Right, which is not currently exercisable, will entitle the holder to purchase 1/1,000 of a share of a new series of United Dominion’s preferred stock, to be designated as Series C Junior Participating Cumulative Preferred Stock, at a price to be determined upon the occurrence of the event, and for which the holder must be paid $45 should the take over occur. Under the Plan, the rights will be exercisable if a person or group acquires more than 15% of United Dominion’s common stock, or announces a tender offer that would result in the ownership of 15% of United Dominion’s common stock.

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

8. FINANCIAL INSTRUMENTS

     The following estimated fair values of financial instruments were determined by United Dominion using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts United Dominion would realize on the disposition of the financial instruments. The use of different market assumptions or estimation methodologies may have a material effect on the estimated fair value amounts. The carrying amounts and estimated fair value of United Dominion’s financial instruments at December 31, 2002 and 2001, are summarized as follows (dollars in thousands):

	2002		2001

	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

Secured debt	$1,015,740	$1,051,182	$974,177	$1,013,136
Unsecured debt	1,041,900	1,106,362	1,090,020	1,109,380
Interest rate swap agreements	(9,636)	(9,636)	(14,931)	(14,931)

     The following methods and assumptions were used by United Dominion in estimating the fair values set forth above.

Cash and cash equivalents

     The carrying amount of cash and cash equivalents approximates fair value.

Secured and unsecured debt

     Estimated fair value is based on mortgage rates, tax-exempt bond rates, and corporate unsecured debt rates believed to be available to United Dominion for the issuance of debt with similar terms and remaining lives. The carrying amount of United Dominion’s variable rate secured debt approximates fair value at December 31, 2002 and 2001. The carrying amounts of United Dominion’s borrowings under variable rate unsecured debt arrangements, short-term revolving credit agreements, and lines of credit approximate their fair values at December 31, 2002 and 2001.

Derivative financial instruments

     The following table presents the fair values of United Dominion’s derivative financial instruments outstanding, based on external market quotations, as of December 31, 2002 (dollars in thousands):

Notional	Fixed	Type of	Effective	Contract	Fair
Amount	Rate	Contract	Date	Maturity	Value

Secured Debt:
FNMA
$7,000	6.48%	Swap	06/30/99	06/30/04	$(511)
10,000	6.92%	Swap	12/01/99	04/01/04	(664)

17,000	6.74%				(1,175)
Unsecured Debt:
Bank Credit Facility
5,000	8.85%	Swap	06/26/95	07/01/04	(377)
25,000	7.49%	Swap	11/01/00	08/01/03	(845)
25,000	7.49%	Swap	11/01/00	08/01/03	(845)
25,000	7.31%	Swap	12/01/00	08/01/03	(815)
25,000	7.31%	Swap	12/04/00	08/01/03	(815)

105,000	7.47%				(3,697)
Bank Term Loan
25,000	7.64%	Swap	11/15/00	05/15/03	(531)
20,000	7.64%	Swap	11/15/00	05/15/03	(425)
23,500	8.82%	Swap	11/15/00	05/15/04	(1,696)
23,000	8.82%	Swap	11/15/00	05/15/04	(1,660)
8,500	7.41%	Swap	12/04/00	05/15/03	(172)

100,000	8.17%				(4,484)
Medium-Term Notes
10,000	7.65%	Swap	01/26/99	01/27/03	(280)

$232,000					$(9,636)

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

     For the year ended December 31, 2002, United Dominion recognized $4.9 million of net unrealized gains in comprehensive income and a $0.05 million gain in net income related to the ineffective portion of United Dominion’s hedging instruments. In addition, United Dominion has recognized $9.6 million of derivative financial instrument liabilities on the Consolidated Balance Sheet.

     As of December 31, 2002, United Dominion expects to reclassify $7.7 million of net losses on derivative instruments from accumulated other comprehensive loss to earnings (interest expense which, combined with the interest paid on the underlying debt, results in interest expense at the fixed rates shown above) during the next twelve months on the related hedged transactions.

Risk of counterparty non-performance

     United Dominion has not obtained collateral or other security to support financial instruments. In the event of non-performance by the counterparty, United Dominion’s credit loss on its derivative instruments is limited to the value of the derivative instruments that are favorable to United Dominion at December 31, 2002, of which we have none. However, such non-performance is not anticipated as the counterparties are highly rated credit quality U.S. financial institutions and management believes that the likelihood of realizing material losses from counterparty non-performance is remote.

9. EMPLOYEE BENEFIT PLANS

Profit Sharing Plan

     The United Dominion Realty Trust, Inc. Profit Sharing Plan (the “Plan”) is a defined contribution plan covering all eligible full-time employees. Under the Plan, United Dominion makes discretionary profit sharing and matching contributions to the Plan as determined by the Compensation Committee of the Board of Directors. Aggregate provisions for contributions, both matching and discretionary, which are included in United Dominion’s Consolidated Statements of Operations for the three years ended December 31, 2002, 2001, and 2000 were $0.9 million, $0.7 million, and $1.3 million, respectively.

Stock Option Plan

     In May 2001, the shareholders of United Dominion approved the 1999 Long-Term Incentive Plan (the “LTIP”), which supersedes the 1985 Stock Option Plan. With the approval of the LTIP, no additional grants will be made under the 1985 Stock Option Plan. The LTIP authorizes the granting of awards which may take the form of options to purchase shares of common stock, stock appreciation rights, restricted stock, dividend equivalents, other stock-based awards, any other right or interest relating to common stock or cash. The Board of Directors reserved 4 million shares for issuance upon the grant or exercise of awards under the LTIP. Of the 4 million shares reserved, 3.4 million shares are for stock-based awards, such as stock options, with the remaining 600,000 shares reserved for restricted stock awards. The LTIP generally provides, among other things, that options are granted at exercise prices not lower than the market value of the shares on the date of grant and that options granted must be exercised within ten years. The maximum number of shares of stock that may be issued subject to incentive stock options is 10 million shares. Shares under options that expire or are cancelable are available for subsequent grant.

     Pro forma information regarding net income and earnings per share is required by Statement 123 “Accounting for Stock-Based Compensation” (“SFAS No. 123”), and has been determined as if United Dominion had accounted for its employee stock options under the fair value method of accounting as defined in SFAS No. 123.

     The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 2002, 2001, and 2000:

	2002	2001	2000

Risk free interest rate	4.1%	3.2%	5.2%
Dividend yield	7.7%	9.1%	7.2%
Volatility factor	0.177	0.171	0.164
Weighted average expected life (years)	4	3	7

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

     The weighted average fair value of options granted during 2002, 2001, and 2000 was $0.84, $0.46, and $0.65 per option, respectively.

     For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period. United Dominion’s pro forma information is as follows (dollars in thousands, except per share amounts):

	2002	2001	2000

Net income available to common shareholders, as reported	$25,805	$27,142	$42,653
Deduct:
Total stock option compensation expense determined under the fair value method for all awards, net of related tax effects	380	449	948

Pro forma net income	$25,425	$26,693	$41,705

Earnings per common share—basic
As reported	$0.24	$0.27	$0.41
Pro forma	0.24	0.27	0.40
Earnings per common share—diluted
As reported	$0.24	$0.27	$0.41
Pro forma	0.24	0.26	0.40

     A summary of United Dominion’s stock option activity during the three years ended December 31, 2002 is provided in the following table:

	Number	Weighted Average	Range of
	Outstanding	Exercise Price	Exercise Prices

Balance, December 31, 1999	4,215,592	$12.09	$9.19 - $15.38
Granted	653,300	9.91	9.88 - 10.75
Exercised	(11,584)	9.19	9.19
Forfeited	(364,363)	12.95	9.63 - 15.25

Balance, December 31, 2000	4,492,945	$11.71	$9.19 - $15.38
Granted	1,289,484	11.96	10.81 - 14.20
Exercised	(356,408)	11.02	9.19 - 14.25
Forfeited	(813,649)	11.52	9.63 - 15.38

Balance, December 31, 2001	4,612,372	$11.90	$9.63 - $15.38
Granted	129,150	14.26	14.15 - 14.88
Exercised	(1,000,592)	11.68	9.63 - 15.38
Forfeited	(87,999)	11.04	9.63 - 15.25

Balance, December 31, 2002	3,652,931	$12.01	9.63 - 15.38

Exercisable at December 31,
2000	2,692,997	12.35	9.19 - 15.38
2001	1,968,265	12.38	9.63 - 15.38
2002	2,793,811	11.97	9.63 - 15.38

     The weighted average remaining contractual life on all options outstanding is 6.2 years. 1,141,644 of share options had exercise prices between $13.13 and $15.38, 1,086,000 of share options had exercise prices between $11.15 and $12.40, and 1,425,287 of share options had exercise prices between $9.63 and $10.88.

     At December 31, 2002 and 2001, stock-based awards for 3,149,350 and 3,278,500 shares of common stock, respectively, were available for future grants under the 1999 LTIP’s existing authorization and no option shares were available for future grants under the 1985 Stock Option Plan.

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

10. RESTRUCTURING CHARGES

     During the first quarter of 2001, United Dominion announced the appointment of a new chief executive officer and senior management structure. The new management team began a comprehensive review of the organizational structure of United Dominion and its operations. As a result of this review, United Dominion recorded a charge of $5.4 million related to workforce reductions and other miscellaneous costs. These charges are included in the Consolidated Statements of Operations within the line item “Severance costs and other organizational charges.” All charges came under consideration subsequent to the appointment of United Dominion’s new CEO in February 2001 and were approved by management and the Board of Directors in March 2001. All of the $5.4 million charge was paid during 2001.

     The planned workforce reductions resulted in a charge of $4.5 million during the first quarter of 2001 and in the planned termination of approximately 200 full-time equivalent positions, or 10% of total staffing in corporate functions, including senior management and general and administrative functions, and in apartment operations. Employee termination benefits included severance packages and related benefits and outplacement services for employees terminated. United Dominion also recognized $0.4 million related to relocation costs associated with the new executive offices in Denver and $0.5 million related to other miscellaneous costs.

     In addition, management performed an analysis of the carrying value of all undeveloped land parcels in connection with United Dominion’s plans to accelerate the disposition of these sites. As a result, an aggregate $2.8 million impairment loss was recognized on seven undeveloped sites in selected markets. An impairment loss was indicated as a result of the net book value of the assets being greater than the estimated fair market value less the cost of disposal. United Dominion also recognized a $0.4 million charge for the write down of its investment in an online apartment leasing company.

11. COMMITMENTS AND CONTINGENCIES

Commitments

Real Estate Under Development

     United Dominion is committed to completing its real estate currently under development, which has an estimated cost to complete of $59.0 million at December 31, 2002.

Ground and Operating Leases

     United Dominion is party to several ground leases relating to operating communities. In addition, United Dominion is party to various other operating leases related to the operation of its regional offices. Future minimum lease payments for non-cancelable ground and operating leases at December 31, 2002 are as follows (dollars in thousands):

	Ground Leases	Operating Leases

2003	$1,022	$526
2004	1,022	485
2005	1,022	311
2006	1,022	102
2007	1,022	59
Thereafter	23,105	4

Total	$28,215	$1,487

     United Dominion incurred $2.0 million, $2.3 million, and $2.6 million of rent expense for the years ended December 31, 2002, 2001, and 2000, respectively.

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

Contingencies

Out-Performance Program

     In May 2001, the shareholders of United Dominion approved the Out-Performance Program (the “Program”) pursuant to which executives and other key officers of United Dominion were given the opportunity to invest in United Dominion by purchasing performance shares (“Out-Performance Partnership Shares” or “OPPSs”) of the Operating Partnership for an initial investment of $1.27 million (the full market value of the OPPSs at inception, as determined by an independent investment banking firm). The Program measures United Dominion’s performance over a 28-month period beginning February 2001.

     The Program is designed to provide participants with the possibility of substantial returns on their investment if United Dominion’s total return, considering the reinvestment of dividend income as well as share price appreciation, on its common stock during the measurement period exceeds the greater of (a) industry average (defined as the total cumulative return of the Morgan Stanley REIT Index over the same period) or (b) a 30% total return (12% annualized) (the “minimum return”).

     At the conclusion of the measurement period, if United Dominion’s total return satisfies these criteria, the holders of the OPPSs will receive distributions and allocations of income and loss from the Operating Partnership equal to the distributions and allocations that would be received on the number of interests in the Operating Partnership (“OP Units”) obtained by:

i.	determining the amount by which the cumulative total return of United Dominion’s common stock over the measurement period exceeds the greater of the cumulative total return of the peer group index (the Morgan Stanley REIT Index) or the minimum return (such being the “excess return”);

ii.	multiplying 4% of the excess return by United Dominion’s market capitalization (defined as the average number of shares and OP Units outstanding over the 28-month period multiplied by the daily closing price of United Dominion’s common stock) up to a maximum of 2% of market capitalization; and

iii.	dividing the number obtained in (ii) by the market value of one share of United Dominion common stock on the valuation date, determined by the volume-weighted average price of the common stock for the 20 trading days immediately preceding the valuation date.

     If, on the valuation date, the cumulative total return of United Dominion’s common stock does not meet the minimum return or the total return of the peer group and there is no excess return, then the holders of the OPPSs will forfeit their entire initial investment of $1.27 million. The OPPSs, unlike United Dominion’s other OP Units, are not convertible into common stock except upon a change of control of United Dominion or upon the death of the participant. It is this feature, combined with the fact that management paid market value for the shares, that we believe makes this program better than previous programs, such as stock options, that were likewise designed to motivate and retain executives and key management. It ensures that management’s goals are perpetually aligned with the shareholders since the OP Units can not be conveyed or disposed of except as outlined previously. Accordingly, the contingently issuable OPPSs are not included in common stock and common stock equivalents in the calculation of earnings per share. Based upon results through December 31, 2002, 1,578,534 OPPSs would have been issued had the Program terminated on that date. However, since the ultimate determination of OPPSs to be issued will not occur until June 2003, and the number of OPPSs is determinable only upon future events, the financial statements do not reflect any additional impact for these events.

Legal Matters

     United Dominion and its subsidiaries are engaged in various litigations and have a number of unresolved claims pending. The ultimate liability in respect of such litigations and claims cannot be determined at this time. United Dominion is of the opinion that such liability, to the extent not provided for through insurance or otherwise, is not likely to be material in relation to the consolidated financial statements of United Dominion.

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

12. INDUSTRY SEGMENTS

     United Dominion owns and operates multifamily apartment communities throughout the United States that generate rental and other property related income through the leasing of apartment units to a diverse base of tenants. United Dominion separately evaluates the performance of each of its apartment communities. However, because each of the apartment communities has similar economic characteristics, facilities, services, and tenants, the apartment communities have been aggregated into a single apartment communities segment. All segment disclosure is included in or can be derived from United Dominion’s consolidated financial statements.

     There are no tenants that contributed 10% or more of United Dominion’s total revenues during 2002, 2001, or 2000.

13. UNAUDITED SUMMARIZED CONSOLIDATED QUARTERLY FINANCIAL DATA

     Summarized consolidated quarterly financial data for the year ended December 31, 2002 is as follows (dollars in thousands, except per share amounts):

	Three Months Ended

	March 31(a)*	June 30*	September 30(b)*	December 31(c)*

Rental income (d)	$142,913	$144,873	$146,855	$149,323
Income/(loss) before minority interests and discontinued operations	(4,863)	13,563	(1,245)	6,095
Gain on sale of land and depreciable property	919	11,826	19,128	825
Income from discontinued operations, net of minority interests	2,885	14,494	21,519	1,258
Net income/(loss) available to common shareholders	(8,538)	20,513	13,602	227
Earnings/(loss) per common share:
Basic	$(0.08)	$0.19	$0.13	$0.00
Diluted	(0.08)	0.19	0.13	0.00

(a)	The first quarter of 2002 includes $15.8 million of expense associated with the refinancing of certain mortgages using proceeds from the new Fannie Mae and Freddie Mac credit facilities.

(b)	The third quarter of 2002 includes $12.6 million of expense due to premiums paid for the redemption of certain higher coupon bonds.

(c)	The fourth quarter of 2002 includes $5.2 million of expense due to premiums paid for the redemption of certain higher coupon bonds.

(d)	Represents income from continuing operations.

     Summarized consolidated quarterly financial data for the year ended December 31, 2001 is as follows (dollars in thousands, except per share amounts):

	Three Months Ended

	March 31(a)*	June 30*	September 30*	December 31(b)*

Rental income (c)	$135,716	$136,808	$138,421	$140,064
Income/(loss) before minority interests and discontinued operations	(1,268)	10,315	10,839	6,775
Gain/(loss) on sale of land and depreciable property	4,102	20,646	—	(34)
Income from discontinued operations, net of minority interests	7,235	22,089	3,324	4,050
Net income/(loss) available to common shareholders	(3,308)	20,136	6,778	3,536
Earnings/(loss) per common share:
Basic	$(0.03)	$0.20	$0.07	$0.04
Diluted	(0.03)	0.20	0.07	0.04

(a)	The first quarter of 2001 includes $8.6 million of non-recurring charges related to workforce reductions, other severance costs, executive relocation costs, and the write down of land and our investment in an online apartment leasing company.

(b)	The fourth quarter of 2001 includes a $2.2 million charge related to the write down of our investment in a web-based property management and leasing system.

(c)	Represents income from continuing operations.

*Reclassified to conform to current year presentation as described in Note 3 to the consolidated financial statements.

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

14. SUBSEQUENT EVENTS

     On January 30, 2003, United Dominion completed the sale of 2.0 million shares of common stock at a public offering price of $15.71 per share, resulting in net proceeds to United Dominion of approximately $31 million. The proceeds will be used to repay debt and for general corporate purposes.

     On February 27, 2003, United Dominion completed the sale of $150 million of 4.50% medium-term notes due in March 2008 under a new $300 million medium-term note program. The net proceeds from the issuance of approximately $149 million are anticipated to be used to repay amounts outstanding on United Dominion’s $375 million unsecured revolving credit facility.

15. ADOPTION OF SFAS 145 AND OTHER EVENTS

     On January 1, 2003, United Dominion adopted Statement of Financial Accounting Standards No. 145, “Rescission of FASB Statement No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Correction” (SFAS 145). The provisions of SFAS 145 related to the rescission of SFAS No. 4 require United Dominion to reclassify prior period items that do not meet the extraordinary classification into continuing operations. During the three years ended December 31, 2002, the Company has incurred such expenses and in compliance with SFAS 145 has reported those expenses as a component of continuing operations for each period presented and in its quarterly reports filed since December 31, 2002.

     Subsequent to March 31, 2003, United Dominion sold 3.1 million shares of its common stock in a public offering and received approximately $50.9 million in net proceeds from the offering.

16. ADOPTION OF SFAS 144 AND OTHER EVENTS

     On January 1, 2002, United Dominion adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 requires, among other things, that the primary assets and liabilities and the results of operations of United Dominion’s real properties which have been sold subsequent to January 1, 2002, or are held for disposition subsequent to January 1, 2002, be classified as discontinued operations and segregated in United Dominion’s Consolidated Statements of Operations and Balance Sheets. For purposes of these financial statements, SFAS No. 144 results in the presentation of the net operating results of those properties sold or classified as held for disposition through September 30, 2003, as discontinued operations for all periods presented. The adoption of SFAS No. 144 does not have an impact on net income available to common shareholders. SFAS No. 144 only results in the reclassification of the operating results of all properties sold or classified as held for disposition through September 30, 2003 within the Consolidated Statements of Operations for the years ended December 31, 2002, 2001, and 2000, and the reclassification of the assets and liabilities within the Consolidated Balance Sheets for the years ended December 31, 2002 and 2001.

     In March 2003, United Dominion negotiated a new $500 million unsecured revolving credit facility to replace our $375 million unsecured revolver and $100 million unsecured term loan. The credit facility’s interest rate is 25 and 30 basis points lower than the previous unsecured revolver and term loan, respectively.

     In April 2003, United Dominion completed the sale of 3.0 million shares of common stock at a public offering price of $16.97 per share, resulting in net proceeds to United Dominion of approximately $49.2 million. The proceeds were used to acquire additional apartment communities.

     In May 2003, United Dominion completed the sale of an additional 100,000 shares of common stock at a public offering price of $16.97 per share in connection with the exercise of the underwriter’s over-allotment option on the April 2003 offering. The net proceeds of $1.6 million were used for general corporate purposes.

     In May 2003, United Dominion exercised its right to redeem 2.0 million shares of its Series D Cumulative Redeemable Preferred Stock that were subsequently converted by the holder into 3,076,923 shares of common stock at a price of $16.25 per share.

     In June 2003, United Dominion issued $56.9 million of our new Series E Cumulative Convertible Preferred Stock (“Series E”) and 1,617,815 Preferred Operating Partnership Units (“OP Units”) totaling $26.9 million as partial consideration for the purchase of four communities in Southern California. Each share of Series E and OP Units were priced at $16.61 per share and dividends on the Series E and OP Units carry a fixed coupon of 8.0% until such time as the common share dividend is equal to or exceeds this amount for four consecutive quarters, at which time the Series E and OP Units will be entitled to receive dividends equivalent to the dividends paid to holders of United Dominion’s common stock.

UNITED DOMINION REALTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002

     In July 2003, United Dominion completed the sale of an additional $50 million of 4.50% medium-term notes due in March 2008 under our medium-term note program. The net proceeds from the issuance of approximately $49.9 million were used to repay amounts outstanding on United Dominion’s $500 million unsecured revolving credit facility.

     In September 2003, United Dominion completed the sale of 4.0 million shares of common stock at a public offering price of $18.40 per share. United Dominion also granted the underwriter an option to purchase an additional 600,000 shares to cover over-allotments. The net proceeds from the offering of approximately $72.3 million were used for general corporate purposes, including funding future acquisitions and development, with the remaining balance used to reduce outstanding variable rate debt under our unsecured credit facilities.

     In October 2003, United Dominion completed the sale of $75 million of 5.13% senior unsecured notes due in January 2014 under our medium-term note program. The net proceeds from the issuance of $74.5 million were used to repay amounts outstanding on United Dominion’s $500 million unsecured revolving credit facility.

     In October 2003, United Dominion completed the sale of 600,000 shares of common stock at a public offering price of $18.40 per share in connection with the exercise of the over-allotment option granted to the underwriters for United Dominion’s September 2003 offering of 4.0 million shares of common stock. The net proceeds from the offering of $10.8 million were used for general corporate purposes, including funding future acquisitions and development, with the remaining balance used to reduce outstanding variable rate debt under our unsecured credit facilities.

     In November 2003, United Dominion completed the sale of $50 million of 4.25% senior unsecured notes due in January 2009. The net proceeds from the issuance of $49.8 million were used to fund acquisitions of apartment communities.

     In December 2003, United Dominion exercised its right to redeem 4.0 million shares of its Series D Cumulative Redeemable Preferred Stock that were subsequently converted by the holder into 6,153,846 shares of common stock at a price of $16.25 per share.

     In January 2004, United Dominion completed the sale of $75 million of 5.13% senior unsecured notes due in January 2014. These notes represent a re-opening of the 5.13% senior notes due January 2014 issued by United Dominion in October 2003, and these notes will constitute a single series of notes, bringing the aggregate principal amount outstanding of the 5.13% senior notes to $150 million. The net proceeds of approximately $73.9 million from this issuance were used to repay secured and unsecured debt obligations maturing in the first quarter of 2004

Schedule III
Summary of Real Estate Owned
(in thousands)

					Cost of	Gross Amount at
		Initial Costs			Improvements	Which Carried at Close of Period
				Total	Capitalized
		Land and	Buildings	Initial	Subsequent	Land and	Buildings
		Land	and	Acquisition	to Acquisition	Land	and
	Encumbrances	Improvements	Improvements	Costs	(Net of Disposals)	Improvements	Improvements

Preston Oaks	$—	$1,784	$6,416	$8,200	$841	$1,949	$7,092
Rock Creek	—	4,077	15,823	19,900	4,771	4,652	20,019
Windridge	—	3,414	14,027	17,441	3,272	4,056	16,657
Catalina	—	1,543	5,632	7,175	907	1,678	6,404
Wimbledon Court	—	1,809	10,930	12,739	2,316	2,847	12,208
Lakeridge	—	1,631	5,669	7,300	1,261	1,826	6,735
Summergate	—	1,171	3,929	5,100	875	1,406	4,569
Oak Forest	23,540	5,631	23,294	28,925	10,805	6,378	33,352
Oaks Of Lewisville	12,265	3,727	13,563	17,290	3,946	4,540	16,696
Kelly Crossing	—	2,497	9,156	11,653	1,724	2,986	10,391
Highlands Of Preston	—	2,151	8,168	10,319	1,838	2,492	9,665
The Summit	8,575	1,932	9,041	10,973	1,513	2,333	10,153
Springfield	5,808	3,075	6,823	9,898	1,160	3,275	7,783
Meridian	—	6,013	29,094	35,107	864	6,380	29,591
Mandolin I	—	2,663	20,975	23,638	446	2,783	21,301
DALLAS, TX	50,188	43,118	182,540	225,658	36,539	49,581	212,616
Woodtrail	—	1,543	5,457	7,000	2,556	1,740	7,816
Park Trails	—	1,145	4,105	5,250	1,004	1,248	5,006
Green Oaks	—	5,314	19,626	24,940	3,291	5,940	22,291
Sky Hawk	—	2,298	7,158	9,456	2,005	2,718	8,743
South Grand At Pecan Grove	19,509	4,058	14,756	18,814	4,880	4,857	18,837
Breakers	—	1,527	5,298	6,825	2,329	1,920	7,234
Braesridge	10,255	3,048	10,962	14,010	2,511	3,493	13,028
Skylar Pointe	—	3,604	11,593	15,197	4,315	3,728	15,784
Stone Canyon	—	899	—	899	9,439	1,324	9,014
Briar Park	—	329	2,794	3,123	242	351	3,014
Chelsea Park	5,390	1,991	5,788	7,779	2,161	2,442	7,498
Clear Lake Falls	—	1,090	4,535	5,625	—	1,163	4,462
Country Club Place	4,900	499	6,520	7,019	1,068	666	7,421
Arbor Ridge	5,531	1,689	6,684	8,373	629	2,069	6,933
London Park	6,125	2,019	6,667	8,686	1,986	2,455	8,217
Marymont	—	1,151	4,155	5,306	858	1,174	4,990
Nantucket Square	—	1,068	4,833	5,901	(392)	1,075	4,434
Riverway	—	523	2,828	3,351	256	553	3,054
Riviera Pines	6,244	1,414	6,454	7,868	1,056	1,470	7,454
The Gallery	—	769	3,359	4,128	261	794	3,595
Towne Lake	—	1,334	5,309	6,643	1,495	1,609	6,529
The Legend at Park 10	—	1,995	—	1,995	11,748	3,926	9,817
HOUSTON, TX	57,954	39,307	138,881	178,188	53,698	46,715	185,171
Vista Point	—	1,587	5,613	7,200	1,493	1,727	6,966
Sierra Palms	—	4,639	17,361	22,000	582	4,748	17,834
Northpark Village	—	1,519	13,537	15,056	1,857	1,876	15,037
Stonegate	5,180	735	7,940	8,675	1,067	905	8,837
Finisterra	—	1,274	26,392	27,666	615	1,341	26,940
La Privada	15,400	7,303	18,508	25,811	2,122	7,845	20,088
Terracina	22,413	3,757	34,781	38,538	6,771	4,582	40,727
Woodland Park	—	3,017	6,706	9,723	1,030	3,226	7,527
Sierra Foothills	12,691	2,728	—	2,728	18,771	4,842	16,657
Villagio at McCormick Ranch	5,687	3,333	5,976	9,309	860	3,720	6,449
Sierra Canyon	—	1,810	12,964	14,774	240	1,821	13,193
PHOENIX, AZ	61,371	31,702	149,778	181,480	35,408	36,633	180,255
Fisherman’s Village	—	2,387	7,459	9,846	3,624	3,144	10,326
Seabrook	—	1,846	4,155	6,001	2,816	2,268	6,549
Dover Village	—	2,895	6,456	9,351	3,891	3,441	9,801
Lakeside North	12,440	1,533	11,076	12,609	5,093	2,263	15,439
Regatta Shore	—	757	6,607	7,364	3,947	1,535	9,776
Alafaya Woods	8,725	1,653	9,042	10,695	2,297	2,111	10,881
Vinyards	8,475	1,840	11,572	13,412	3,309	2,424	14,297
Andover Place	13,230	3,692	7,757	11,449	3,273	4,503	10,219

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Total
	Carrying	Accumulated	Date of	Date
	Value (A)	Depreciation (B)	Construction	Acquired

Preston Oaks	$9,041	$1,750	1980	12/31/96
Rock Creek	24,671	5,312	1979	12/31/96
Windridge	20,713	4,432	1980	12/31/96
Catalina	8,082	1,586	1982	12/31/96
Wimbledon Court	15,055	2,858	1983	12/31/96
Lakeridge	8,561	1,784	1984	12/31/96
Summergate	5,975	1,234	1984	12/31/96
Oak Forest	39,730	8,462	1996/98	12/31/96
Oaks Of Lewisville	21,236	4,736	1983	03/27/97
Kelly Crossing	13,377	2,563	1984	06/18/97
Highlands Of Preston	12,157	2,148	1985	03/27/98
The Summit	12,486	2,136	1983	03/27/98
Springfield	11,058	1,767	1985	03/27/98
Meridian	35,971	1,948	2000/02	01/27/98 & 12/28/01
Mandolin I	24,084	1,377	2001	12/28/01
DALLAS, TX	262,197	44,093
Woodtrail	9,556	2,562	1978	12/31/96
Park Trails	6,254	1,344	1983	12/31/96
Green Oaks	28,231	5,275	1985	06/25/97
Sky Hawk	11,461	2,524	1984	05/08/97
South Grand At Pecan Grove	23,694	4,605	1985	09/26/97
Breakers	9,154	1,976	1985	09/26/97
Braesridge	16,521	3,081	1982	09/26/97
Skylar Pointe	19,512	4,084	1979	11/20/97
Stone Canyon	10,338	1,426	1998	12/17/97
Briar Park	3,365	538	1987	03/27/98
Chelsea Park	9,940	1,716	1983	03/27/98
Clear Lake Falls	5,625	844	1980	03/27/98
Country Club Place	8,087	1,538	1985	03/27/98
Arbor Ridge	9,002	1,622	1983	03/27/98
London Park	10,672	1,958	1983	03/27/98
Marymont	6,164	931	1983	03/27/98
Nantucket Square	5,509	765	1983	03/27/98
Riverway	3,607	670	1985	03/27/98
Riviera Pines	8,924	1,235	1979	03/27/98
The Gallery	4,389	579	1968	03/27/98
Towne Lake	8,138	1,542	1984	03/27/98
The Legend at Park 10	13,743	2,523	1998	05/19/98
HOUSTON, TX	231,886	43,338
Vista Point	8,693	1,844	1986	12/31/96
Sierra Palms	22,582	3,859	1996	12/31/96
Northpark Village	16,913	3,254	1983	03/27/98
Stonegate	9,742	1,785	1978	03/27/98
Finisterra	28,281	4,619	1997	03/27/98
La Privada	27,933	3,914	1987	03/27/98
Terracina	45,309	8,346	1984	05/28/98
Woodland Park	10,753	1,873	1979	06/09/98
Sierra Foothills	21,499	4,406	1998	02/18/98
Villagio at McCormick Ranch	10,169	1,470	1980	01/18/01
Sierra Canyon	15,014	878	2001	12/28/01
PHOENIX, AZ	216,888	36,248
Fisherman’s Village	13,470	3,951	1984	12/29/95
Seabrook	8,817	2,848	1984	02/20/96
Dover Village	13,242	4,651	1981	03/31/93
Lakeside North	17,702	5,573	1984	04/14/94
Regatta Shore	11,311	3,602	1988	06/30/94
Alafaya Woods	12,992	4,008	1988/90	10/21/94
Vinyards	16,721	5,162	1984/86	10/31/94
Andover Place	14,722	3,864	1988	09/29/95 & 09/30/96

					Cost of	Gross Amount at
		Initial Costs			Improvements	Which Carried at Close of Period
				Total	Capitalized
		Land and	Buildings	Initial	Subsequent	Land and	Buildings
		Land	and	Acquisition	to Acquisition	Land	and
	Encumbrances	Improvements	Improvements	Costs	(Net of Disposals)	Improvements	Improvements

Los Altos	12,199	2,804	12,348	15,152	2,879	3,347	14,684
Lotus Landing	—	2,185	8,638	10,823	2,061	2,414	10,470
Seville On The Green	—	1,283	6,498	7,781	1,918	1,456	8,243
Arbors @ Lee Vista	13,383	3,976	16,920	20,896	1,869	4,386	18,379
Heron Lake	8,603	1,447	9,288	10,735	1,276	1,619	10,392
Ashton @ Waterford	14,945	3,872	17,538	21,410	193	3,911	17,692
ORLANDO, FL	92,000	32,170	135,354	167,524	38,446	38,822	167,148
Dominion On Spring Forest	—	1,257	8,586	9,843	4,013	1,717	12,139
Dominion Park Green	—	500	4,322	4,822	1,825	716	5,931
Dominion On Lake Lynn	16,250	3,622	12,405	16,027	3,582	4,152	15,457
Dominion Courtney Place	—	1,115	5,119	6,234	3,337	1,450	8,121
Dominion Walnut Ridge	9,515	1,791	11,969	13,760	2,303	2,176	13,887
Dominion Walnut Creek	17,050	3,170	21,717	24,887	3,691	3,730	24,848
Dominion Ramsgate	—	908	6,819	7,727	957	1,041	7,643
Copper Mill	—	1,548	16,067	17,615	1,094	1,828	16,881
Trinity Park	15,778	4,580	17,576	22,156	1,236	4,631	18,761
Meadows at Kildaire	—	2,846	20,768	23,614	1,768	6,875	18,507
Oaks at Weston	—	9,944	23,306	33,250	146	9,945	23,451
RALEIGH, NC	58,593	31,281	148,654	179,935	23,952	38,261	165,626
Dominion Middle Ridge	14,198	3,311	13,283	16,594	1,133	3,423	14,304
Dominion Lake Ridge	9,142	2,366	8,387	10,753	1,124	2,524	9,353
Presidential Greens	20,153	11,238	18,790	30,028	159	11,238	18,949
Taylor Place	—	6,418	13,411	19,829	823	6,456	14,196
Ridgewood Apartments	12,512	5,612	20,086	25,699	303	5,613	20,389
Ridgewood Townhomes	—	4,507	16,263	20,771	37	4,507	16,301
Greens At Falls Run	—	2,731	5,300	8,031	925	2,878	6,078
Manor At England Run	14,671	3,195	13,505	16,700	12,697	4,869	24,528
METROPOLITAN DC	70,676	39,378	109,025	148,403	17,203	41,508	124,098
Autumnwood	—	2,412	8,688	11,100	1,465	2,737	9,828
Cobblestone	—	2,925	10,528	13,453	3,134	3,182	13,405
Pavillion	—	4,428	19,033	23,461	1,833	4,771	20,523
Oak Park	16,236	3,966	22,228	26,194	758	5,549	21,403
Parc Plaza	—	1,684	5,279	6,963	1,610	2,163	6,410
Summit Ridge	7,700	1,726	6,308	8,034	1,648	2,214	7,468
Greenwood Creek	—	1,958	8,551	10,509	1,678	2,302	9,885
Derby Park	11,130	3,121	11,765	14,886	1,623	3,762	12,747
Aspen Court	3,990	776	4,945	5,721	1,017	1,099	5,639
The Cliffs	—	3,484	18,657	22,141	803	3,655	19,289
ARLINGTON, TX	39,056	26,480	115,982	142,462	15,569	31,434	126,597
Bay Cove	—	2,929	6,578	9,507	3,678	3,334	9,851
Summit West	—	2,176	4,710	6,886	2,572	2,470	6,988
Pinebrook	—	1,780	2,458	4,238	3,217	2,010	5,445
Lakewood Place	10,300	1,395	10,647	12,042	1,517	1,633	11,926
Hunters Ridge	10,232	2,462	10,942	13,404	1,956	2,993	12,367
Bay Meadow	—	2,893	9,254	12,147	2,727	3,437	11,437
Cambridge	—	1,791	7,166	8,957	1,605	2,106	8,456
Laurel Oaks	—	1,362	6,542	7,904	1,303	1,544	7,663
Parker’s Landing	29,453	10,178	37,869	48,047	1,658	9,298	40,407
Sugar Mill Creek	7,420	2,242	7,553	9,795	765	2,385	8,175
TAMPA, FL	57,405	29,208	103,719	132,927	20,998	31,210	122,715
Sycamore Ridge	13,160	4,068	15,433	19,501	1,238	4,226	16,513
Heritage Green	—	2,990	11,392	14,382	9,405	3,134	20,653
Alexander Court	—	1,573	—	1,573	21,370	6,218	16,725
Governour’s Square	28,459	7,513	28,695	36,208	3,053	7,825	31,436
Hickory Creek	—	3,421	13,539	16,960	984	3,493	14,451
Britton Woods	14,957	3,477	19,214	22,691	1,882	4,030	20,543
COLUMBUS, OH	56,576	23,042	88,273	111,315	37,932	28,926	120,321
2000 Post Street	—	9,861	44,578	54,439	690	9,926	45,203
Birch Creek	7,630	4,365	16,696	21,061	1,367	4,614	17,814
Highlands Of Marin	—	5,996	24,868	30,864	919	6,079	25,704
Marina Playa	13,482	6,224	23,916	30,140	1,765	6,461	25,444
SAN FRANCISCO, CA	21,112	26,446	110,058	136,504	4,741	27,080	114,165

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Total
	Carrying	Accumulated	Date of	Date
	Value (A)	Depreciation (B)	Construction	Acquired

Los Altos	18,031	4,046	1990	10/31/96
Lotus Landing	12,884	2,419	1985	07/01/97
Seville On The Green	9,699	1,955	1986	10/21/97
Arbors @ Lee Vista	22,765	3,719	1991	12/31/97
Heron Lake	12,011	2,096	1989	03/27/98
Ashton @ Waterford	21,603	3,443	2000	05/28/98
ORLANDO, FL	205,970	51,337
Dominion On Spring Forest	13,856	6,104	1978/81	05/21/91
Dominion Park Green	6,647	2,726	1987	09/27/91
Dominion On Lake Lynn	19,609	5,018	1986	12/01/92
Dominion Courtney Place	9,571	3,290	1979/81	07/08/93
Dominion Walnut Ridge	16,063	4,744	1982/84	03/04/94
Dominion Walnut Creek	28,578	7,992	1985/86	05/17/94
Dominion Ramsgate	8,684	1,976	1988	08/15/96
Copper Mill	18,709	3,660	1997	12/31/96
Trinity Park	23,392	4,005	1987	02/28/97
Meadows at Kildaire	25,382	2,042	2000	05/25/00
Oaks at Weston	33,396	788	2001	06/28/02
RALEIGH, NC	203,887	42,345
Dominion Middle Ridge	17,727	3,593	1990	06/25/96
Dominion Lake Ridge	11,877	2,599	1987	02/23/96
Presidential Greens	30,187	738	1938	05/15/02
Taylor Place	20,652	621	1962	04/17/02
Ridgewood Apartments	26,002	431	1988	08/26/02
Ridgewood Townhomes	20,808	340	1983	08/26/02
Greens At Falls Run	8,956	1,845	1989	05/04/95
Manor At England Run	29,397	5,544	1990	05/04/95
METROPOLITAN DC	165,606	15,711
Autumnwood	12,565	2,455	1984	12/31/96
Cobblestone	16,587	3,354	1984	12/31/96
Pavillion	25,294	4,710	1979	12/31/96
Oak Park	26,952	5,730	1982/98	12/31/96
Parc Plaza	8,573	1,829	1986	10/30/97
Summit Ridge	9,682	1,883	1983	03/27/98
Greenwood Creek	12,187	2,160	1984	03/27/98
Derby Park	16,509	2,926	1984	03/27/98
Aspen Court	6,738	1,272	1986	03/27/98
The Cliffs	22,944	1,155	1992	01/29/02
ARLINGTON, TX	158,031	27,474
Bay Cove	13,185	4,690	1972	12/16/92
Summit West	9,458	3,482	1972	12/16/92
Pinebrook	7,455	3,081	1977	09/28/93
Lakewood Place	13,559	3,991	1986	03/10/94
Hunters Ridge	15,360	3,864	1992	06/30/95
Bay Meadow	14,874	3,275	1985	12/09/96
Cambridge	10,562	2,205	1985	06/06/97
Laurel Oaks	9,207	1,958	1986	07/01/97
Parker’s Landing	49,705	6,102	1991	12/07/98
Sugar Mill Creek	10,560	1,324	1988	12/07/98
TAMPA, FL	153,925	33,972
Sycamore Ridge	20,739	2,840	1997	07/02/98
Heritage Green	23,787	3,613	1998	07/02/98
Alexander Court	22,943	3,598	1999	07/02/98
Governour’s Square	39,261	5,032	1967	12/07/98
Hickory Creek	17,944	2,329	1988	12/07/98
Britton Woods	24,573	3,013	1991	04/20/01
COLUMBUS, OH	149,247	20,425
2000 Post Street	55,129	5,055	1987	12/07/98
Birch Creek	22,428	2,520	1968	12/07/98
Highlands Of Marin	31,783	3,334	1991	12/07/98
Marina Playa	31,905	3,716	1971	12/07/98
SAN FRANCISCO, CA	141,245	14,625

					Cost of	Gross Amount at
		Initial Costs			Improvements	Which Carried at Close of Period
				Total	Capitalized
		Land and	Buildings	Initial	Subsequent	Land and	Buildings
		Land	and	Acquisition	to Acquisition	Land	and
	Encumbrances	Improvements	Improvements	Costs	(Net of Disposals)	Improvements	Improvements

The Highlands	—	321	2,830	3,151	2,871	709	5,313
Emerald Bay	—	626	4,723	5,349	4,850	1,267	8,932
Dominion Peppertree	—	1,546	7,699	9,245	1,797	1,807	9,235
Dominion Crown Point	—	2,122	22,339	24,461	2,213	3,897	22,777
Dominion Harris Pond	—	887	6,728	7,615	1,436	1,231	7,820
Dominion Mallard Creek	—	699	6,488	7,187	982	796	7,373
Chateau Village	—	1,046	6,979	8,025	2,538	1,467	9,096
Dominion At Sharon	—	667	4,856	5,523	1,098	908	5,713
Providence Court	—	1	22,048	22,049	9,760	7,519	24,290
Stoney Pointe	12,043	1,500	15,856	17,356	1,544	1,770	17,130
CHARLOTTE, NC	12,043	9,415	100,546	109,961	29,089	21,371	117,679
Pine Avenue	11,484	2,158	8,888	11,046	2,635	2,827	10,854
The Grand Resort	—	8,884	35,707	44,591	17,337	11,775	50,153
Grand Terrace	—	2,144	6,595	8,739	1,237	2,227	7,749
Windemere at Sycamore Highland	—	5,810	23,450	29,260	86	5,809	23,537
Rancho Vallecitos	—	3,303	10,877	14,180	1,348	3,402	12,126
SOUTHERN CALIFORNIA	11,484	22,299	85,517	107,816	22,643	26,040	104,419
Legacy Hill	—	1,148	5,868	7,016	3,062	1,446	8,632
Hickory Run	—	1,469	11,584	13,053	1,997	1,729	13,321
Carrington Hills	—	2,117	—	2,117	24,677	3,736	23,058
Brookridge	—	707	5,461	6,168	1,340	939	6,569
Club At Hickory Hollow	—	2,140	15,231	17,371	2,195	2,702	16,864
Breckenridge	—	766	7,714	8,480	913	952	8,441
Williamsburg	—	1,376	10,931	12,307	1,715	1,642	12,380
Colonnade	—	1,460	16,015	17,475	686	1,609	16,552
NASHVILLE, TN	—	11,183	72,804	83,987	36,585	14,755	105,817
Beechwood	—	1,409	6,087	7,496	1,099	1,674	6,921
Steeplechase	—	3,208	11,514	14,722	12,697	3,925	23,494
Northwinds	—	1,558	11,736	13,294	1,178	1,749	12,723
Deerwood Crossings	—	1,540	7,989	9,529	1,378	1,686	9,221
Dutch Village	—	1,198	4,826	6,024	854	1,287	5,591
Lake Brandt	—	1,547	13,489	15,036	932	1,824	14,144
Park Forest	—	680	5,770	6,450	677	864	6,263
Deep River Pointe	—	1,671	11,140	12,811	476	1,814	11,473
GREENSBORO, NC	—	12,811	72,551	85,362	19,291	14,823	89,830
Boronda Manor	296	1,946	8,982	10,928	331	1,970	9,289
Garden Court	139	888	4,188	5,076	226	895	4,407
Harding Park Townhomes	71	550	2,051	2,601	102	573	2,130
Cambridge Court	436	3,039	12,883	15,922	684	3,121	13,485
Laurel Tree	175	1,304	5,115	6,419	222	1,318	5,323
Pine Grove	194	1,383	5,784	7,167	224	1,391	6,000
The Pointe At Harden Ranch	815	6,388	23,854	30,242	800	6,424	24,618
The Pointe At Northridge	274	2,044	8,029	10,073	366	2,085	8,354
The Pointe At Westlake	181	1,329	5,334	6,663	218	1,348	5,533
MONTEREY PENINSULA, CA	2,581	18,871	76,220	95,091	3,173	19,125	79,139
Dominion Olde West	—	1,965	12,204	14,169	2,482	2,382	14,269
Dominion Creekwood	—	—	—	—	1,164	50	1,114
Dominion Laurel Springs	—	465	3,120	3,585	1,365	639	4,311
Dominion English Hills	20,044	1,979	11,524	13,503	5,440	2,816	16,127
Dominion Gayton Crossing	10,400	826	5,148	5,974	6,354	1,165	11,163
Dominion West End	16,493	2,059	15,049	17,108	2,848	2,701	17,255
Courthouse Green	8,085	732	4,702	5,434	2,350	1,101	6,683
Waterside At Ironbridge	11,635	1,844	13,239	15,083	900	2,008	13,975
RICHMOND, VA	66,657	9,870	64,986	74,856	22,903	12,862	84,897
Cape Harbor	—	1,892	18,113	20,005	1,596	2,271	19,330
Mill Creek	—	1,404	4,489	5,893	13,823	1,941	17,775
The Creek	—	418	2,506	2,924	1,833	489	4,268
Forest Hills	—	1,028	5,421	6,449	2,511	1,208	7,752
Clear Run	—	875	8,741	9,616	5,945	1,281	14,280
Crosswinds	—	1,096	18,230	19,326	1,326	1,215	19,437
WILMINGTON, NC	—	6,713	57,500	64,213	27,034	8,405	82,842

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Total
	Carrying	Accumulated	Date of	Date
	Value (A)	Depreciation (B)	Construction	Acquired

The Highlands	6,022	3,754	1970	01/17/84
Emerald Bay	10,199	4,473	1972	02/06/90
Dominion Peppertree	11,042	3,526	1987	12/14/93
Dominion Crown Point	26,674	6,336	1987/2000	07/01/94
Dominion Harris Pond	9,051	2,604	1987	07/01/94
Dominion Mallard Creek	8,169	2,188	1989	08/16/94
Chateau Village	10,563	2,998	1974	08/15/96
Dominion At Sharon	6,621	1,615	1984	08/15/96
Providence Court	31,809	5,887	1997	09/30/97
Stoney Pointe	18,900	3,914	1991	02/28/97
CHARLOTTE, NC	139,050	37,295
Pine Avenue	13,681	1,325	1987	12/07/98
The Grand Resort	61,928	5,822	1971	12/07/98
Grand Terrace	9,976	1,179	1986	06/30/99
Windemere at Sycamore Highland	29,346	158	2001	11/21/02
Rancho Vallecitos	15,528	2,786	1988	10/13/99
SOUTHERN CALIFORNIA	130,459	11,270
Legacy Hill	10,078	3,136	1977	11/06/95
Hickory Run	15,050	3,765	1989	12/29/95
Carrington Hills	26,794	4,739	1999	12/06/95
Brookridge	7,508	2,077	1986	03/28/96
Club At Hickory Hollow	19,566	4,205	1987	02/21/97
Breckenridge	9,393	1,976	1986	03/27/97
Williamsburg	14,022	2,596	1986	05/20/98
Colonnade	18,161	2,594	1998	01/07/99
NASHVILLE, TN	120,572	25,088
Beechwood	8,595	2,618	1985	12/22/93
Steeplechase	27,419	5,332	1990/97	03/07/96
Northwinds	14,472	3,282	1989/97	08/15/96
Deerwood Crossings	10,907	2,680	1973	08/15/96
Dutch Village	6,878	1,725	1970	08/15/96
Lake Brandt	15,968	3,671	1995	08/15/96
Park Forest	7,127	1,542	1987	09/26/96
Deep River Pointe	13,287	2,408	1997	10/01/97
GREENSBORO, NC	104,653	23,258
Boronda Manor	11,259	1,308	1979	12/07/98
Garden Court	5,302	640	1973	12/07/98
Harding Park Townhomes	2,703	302	1984	12/07/98
Cambridge Court	16,606	2,049	1974	12/07/98
Laurel Tree	6,641	819	1977	12/07/98
Pine Grove	7,391	794	1963	12/07/98
The Pointe At Harden Ranch	31,042	3,525	1986	12/07/98
The Pointe At Northridge	10,439	1,225	1979	12/07/98
The Pointe At Westlake	6,881	816	1975	12/07/98
MONTEREY PENINSULA, CA	98,264	11,478
Dominion Olde West	16,651	7,082	1978/82/84/85/87	12/31/84 & 8/27/91
Dominion Creekwood	1,164	260	1984	08/27/91
Dominion Laurel Springs	4,950	2,051	1972	09/06/91
Dominion English Hills	18,943	7,813	1969/76	12/06/91
Dominion Gayton Crossing	12,328	6,119	1973	09/28/95
Dominion West End	19,956	5,137	1989	12/28/95
Courthouse Green	7,784	3,838	1974/78	12/31/84
Waterside At Ironbridge	15,983	2,760	1987	09/30/97
RICHMOND, VA	97,759	35,060
Cape Harbor	21,601	4,755	1996	08/15/96
Mill Creek	19,716	4,848	1986/98	09/30/91
The Creek	4,757	2,206	1973	06/30/92
Forest Hills	8,960	3,271	1964/69	06/30/92
Clear Run	15,561	4,299	1987/89	07/22/94
Crosswinds	20,652	4,433	1990	02/28/97
WILMINGTON, NC	91,247	23,812

					Cost of	Gross Amount at
		Initial Costs			Improvements	Which Carried at Close of Period
				Total	Capitalized
		Land and	Buildings	Initial	Subsequent	Land and	Buildings
		Land	and	Acquisition	to Acquisition	Land	and
	Encumbrances	Improvements	Improvements	Costs	(Net of Disposals)	Improvements	Improvements

Gatewater Landing	—	2,078	6,085	8,163	1,465	2,184	7,444
Dominion Kings Place	4,325	1,565	7,007	8,572	953	1,653	7,872
Dominion At Eden Brook	7,390	2,361	9,384	11,745	1,406	2,466	10,685
Dominion Great Oaks	11,446	2,920	9,100	12,020	3,889	4,281	11,628
Dominion Constant Friendship	—	903	4,669	5,572	845	1,049	5,368
Lakeside Mill	5,249	2,666	10,109	12,775	615	2,694	10,696
Tamar Meadow	—	4,145	17,149	21,294	31	4,145	17,180
BALTIMORE, MD	28,410	16,638	63,503	80,141	9,204	18,472	70,873
Stanford Village	—	885	2,808	3,693	1,426	1,197	3,922
Griffin Crossing	—	1,510	7,544	9,054	1,786	1,873	8,967
Gwinnett Square	8,851	1,924	7,376	9,300	2,121	2,204	9,217
Dunwoody Pointe	9,870	2,763	6,903	9,666	4,900	3,342	11,224
Riverwood	11,725	2,986	11,088	14,074	4,093	3,485	14,682
Waterford Place	—	1,579	10,303	11,882	552	1,668	10,766
ATLANTA, GA	30,446	11,647	46,022	57,669	14,878	13,769	58,778
Gable Hill	—	825	5,307	6,132	1,592	1,194	6,530
St. Andrews Commons	—	1,429	9,371	10,800	1,893	1,882	10,811
Forestbrook	5,000	395	2,902	3,297	1,879	555	4,621
Waterford	—	958	6,948	7,906	1,672	1,292	8,286
Hampton Greene	—	1,363	10,118	11,481	1,559	1,901	11,139
Rivergate	—	1,123	12,056	13,179	1,326	1,439	13,066
COLUMBIA, SC	5,000	6,093	46,702	52,795	9,921	8,263	54,453
Greentree	12,455	1,634	11,227	12,861	4,244	2,349	14,756
Westland	10,747	1,834	14,865	16,699	4,042	2,668	18,073
Antlers	—	4,034	11,193	15,227	5,901	4,907	16,221
JACKSONVILLE, FL	23,202	7,502	37,285	44,787	14,187	9,924	49,050
Forest Lake At Oyster Point	—	780	8,862	9,642	2,061	1,187	10,516
Woodscape	—	799	7,209	8,008	2,591	1,803	8,796
Eastwind	—	155	5,317	5,472	1,477	403	6,546
Dominion Waterside At Lynnhaven	—	1,824	4,107	5,931	1,363	2,033	5,261
Heather Lake	—	617	3,400	4,017	3,661	1,020	6,658
Dominion Yorkshire Downs	7,359	1,089	8,582	9,671	833	1,260	9,244
NORFOLK, VA	7,359	5,264	37,477	42,741	11,986	7,706	47,021
2900 Place	—	1,819	5,593	7,412	467	1,825	6,054
Brandywine Creek	14,140	4,666	17,514	22,180	(1,889)	4,755	15,536
Lakewood	4,130	1,113	3,878	4,991	563	1,232	4,322
Nemoke Trail	13,300	3,431	12,223	15,654	807	3,495	12,966
LANSING, MI	31,570	11,029	39,208	50,237	(52)	11,307	38,878
Arbor Terrace	9,800	1,453	11,995	13,448	645	1,499	12,594
Crowne Pointe	8,330	2,486	6,437	8,923	1,192	2,523	7,592
Hilltop	7,700	2,174	7,408	9,582	501	2,316	7,767
SEATTLE, WA	25,830	6,113	25,840	31,953	2,338	6,338	27,953
Greensview, Aurora, CO	—	6,450	24,405	30,855	2,234	6,010	27,079
Mountain View, Aurora, CO	—	6,402	21,569	27,971	2,097	6,369	23,699
The Reflections, Aurora, CO	—	6,305	27,202	33,507	783	6,411	27,879
Foothills Tennis Village, Roseville, CA	15,820	3,618	14,542	18,160	679	3,731	15,108
Woodlake Village, Sacramento, CA	30,900	6,772	26,967	33,739	1,624	7,020	28,343
OTHER WESTERN	46,720	29,547	114,685	144,232	7,417	29,541	122,108
Lancaster Commons, Salem, OR	7,910	2,485	7,451	9,936	448	2,509	7,875
Tualatin Heights, Tualatin, OR	10,090	3,273	9,134	12,407	792	3,376	9,823
University Park, Portland, OR	—	3,007	8,191	11,198	420	3,020	8,598
Evergreen Park, Vancouver, WA	5,127	3,878	9,973	13,851	894	3,916	10,829
Aspen Creek, Puyallup, WA	6,746	1,178	9,116	10,294	326	1,268	9,352
Beaumont, Tacoma, WA	10,640	2,339	12,559	14,898	511	2,393	13,016
Stonehaven, Federal Way, WA	8,660	6,471	29,536	36,007	312	6,479	29,840
Campus Commons, Pullman, WA	6,004	1,144	12,873	14,017	(2,135)	1,256	10,626
OTHER PACIFIC	55,177	23,775	98,833	122,608	1,568	24,217	99,959
Inn @ Los Patios, San Antonio, TX	—	3,005	11,545	14,550	(1,490)	3,005	10,055

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Total
	Carrying	Accumulated	Date of	Date
	Value (A)	Depreciation (B)	Construction	Acquired

Gatewater Landing	9,628	3,046	1970	12/16/92
Dominion Kings Place	9,525	2,898	1983	12/29/92
Dominion At Eden Brook	13,151	3,944	1984	12/29/92
Dominion Great Oaks	15,909	4,595	1974	07/01/94
Dominion Constant Friendship	6,417	1,670	1990	05/04/95
Lakeside Mill	13,390	2,511	1989	12/10/99
Tamar Meadow	21,325	111	1990	11/22/02
BALTIMORE, MD	89,345	18,775
Stanford Village	5,119	2,275	1985	09/26/89
Griffin Crossing	10,840	3,224	1987/89	06/08/94
Gwinnett Square	11,421	2,842	1985	03/29/95
Dunwoody Pointe	14,566	4,304	1980	10/24/95
Riverwood	18,167	4,981	1980	06/26/96
Waterford Place	12,434	1,918	1985	04/15/98
ATLANTA, GA	72,547	19,544
Gable Hill	7,724	3,161	1985	12/04/89
St. Andrews Commons	12,693	4,281	1986	05/20/93
Forestbrook	5,176	2,457	1974	07/01/93
Waterford	9,578	2,897	1985	07/01/94
Hampton Greene	13,040	3,679	1990	08/19/94
Rivergate	14,505	3,306	1989	08/15/96
COLUMBIA, SC	62,716	19,781
Greentree	17,105	5,314	1986	07/22/94
Westland	20,741	5,747	1990	05/09/96
Antlers	21,128	5,593	1985	05/28/96
JACKSONVILLE, FL	58,974	16,654
Forest Lake At Oyster Point	11,703	3,483	1986	08/15/95
Woodscape	10,599	4,899	1974/76	12/29/87
Eastwind	6,949	3,148	1970	04/04/88
Dominion Waterside At Lynnhaven	7,294	1,761	1966	08/15/96
Heather Lake	7,678	5,002	1972/74	03/01/80
Dominion Yorkshire Downs	10,504	1,893	1987	12/23/97
NORFOLK, VA	54,727	20,186
2900 Place	7,879	890	1966	12/07/98
Brandywine Creek	20,291	2,505	1974	12/07/98
Lakewood	5,554	714	1974	12/07/98
Nemoke Trail	16,461	2,008	1978	12/07/98
LANSING, MI	50,185	6,117
Arbor Terrace	14,093	2,454	1996	03/27/98
Crowne Pointe	10,115	1,325	1987	12/07/98
Hilltop	10,083	1,227	1985	12/07/98
SEATTLE, WA	34,291	5,006
Greensview, Aurora, CO	33,089	3,291	1987/2002	12/07/98
Mountain View, Aurora, CO	30,068	3,785	1973	12/07/98
The Reflections, Aurora, CO	34,290	1,145	1981/96	04/30/02
Foothills Tennis Village, Roseville, CA	18,839	2,192	1988	12/07/98
Woodlake Village, Sacramento, CA	35,363	4,431	1979	12/07/98
OTHER WESTERN	151,649	14,844
Lancaster Commons, Salem, OR	10,384	1,374	1992	12/07/98
Tualatin Heights, Tualatin, OR	13,199	1,710	1989	12/07/98
University Park, Portland, OR	11,618	1,329	1987	03/27/98
Evergreen Park, Vancouver, WA	14,745	1,945	1988	03/27/98
Aspen Creek, Puyallup, WA	10,620	1,401	1996	12/07/98
Beaumont, Tacoma, WA	15,409	2,734	1996	06/14/00
Stonehaven, Federal Way, WA	36,319	1,109	1989/90	05/28/02
Campus Commons, Pullman, WA	11,882	2,434	1972	03/27/98
OTHER PACIFIC	124,176	14,036
Inn @ Los Patios, San Antonio, TX	13,060	1,486	1990	08/15/98

					Cost of	Gross Amount at
		Initial Costs			Improvements	Which Carried at Close of Period
				Total	Capitalized
		Land and	Buildings	Initial	Subsequent	Land and	Buildings
		Land	and	Acquisition	to Acquisition	Land	and
	Encumbrances	Improvements	Improvements	Costs	(Net of Disposals)	Improvements	Improvements

Pecan Grove, Austin, TX	—	1,407	5,293	6,700	621	1,478	5,843
Anderson Mill, Austin, TX	9,765	3,135	11,170	14,305	3,667	3,498	14,474
Red Stone Ranch, Cedar Park, TX	—	1,897	17,526	19,423	209	5,386	14,246
Barton Creek Landing, Austin, TX	—	3,151	14,269	17,420	491	3,151	14,760
Turtle Creek, Little Rock, AR	—	1,913	7,087	9,000	1,064	2,207	7,857
Shadow Lake, Little Rock, AR	—	2,523	8,976	11,499	1,554	2,851	10,202
OTHER SOUTHWESTERN	9,765	17,031	75,866	92,897	6,116	21,576	77,437
Mallards Of Wedgewood, Lakeland, FL	—	959	6,865	7,824	2,025	1,252	8,597
Brantley Pines, Ft. Myers, FL	—	1,893	8,248	10,141	5,081	844	14,378
Ashlar, Ft. Myers, FL	—	3,952	11,718	15,670	16,456	7,594	24,532
The Groves, Port Orange, FL	—	790	4,767	5,557	1,862	1,444	5,975
Lakeside, Port Orange, FL	—	2,404	6,420	8,824	1,411	2,586	7,649
Mallards Of Brandywine, Deland, FL	—	766	5,408	6,174	1,283	990	6,467
LakePointe, Melbourne, FL	—	1,434	4,940	6,374	2,358	1,782	6,950
OTHER FLORIDA	—	12,198	48,366	60,564	30,476	16,492	74,548
Washington Park, Centerville, OH	—	2,012	7,565	9,577	1,095	2,150	8,522
Fountainhead, Dayton, OH	—	391	1,420	1,811	195	391	1,615
Jamestown Of Toledo, Toledo, OH	5,110	1,800	7,054	8,854	903	1,892	7,865
Sunset Village, Flint, MI	—	797	1,829	2,626	432	869	2,189
American Heritage, Waterford, MI	3,640	1,021	3,958	4,979	256	1,031	4,204
Ashton Pines, Waterford, MI	—	1,822	8,014	9,836	572	1,848	8,560
Kings Gate, Sterling Heights, MI	4,620	1,181	4,828	6,009	390	1,241	5,158
Lancaster Lake, Clarkson, MI	12,950	4,238	14,663	18,901	985	4,334	15,552
OTHER MIDWESTERN	26,320	13,262	49,331	62,593	4,828	13,756	53,665
Colony Village, New Bern, NC	—	346	3,037	3,383	2,120	573	4,930
Brynn Marr, Jacksonville, NC	—	433	3,822	4,255	2,727	730	6,252
Liberty Crossing, Jacksonville, NC	—	840	3,873	4,713	3,068	1,440	6,341
Bramblewood, Goldsboro, NC	—	402	3,151	3,553	1,636	588	4,601
Cumberland Trace, Fayetteville, NC	—	632	7,896	8,528	1,014	704	8,838
Village At Cliffdale, Fayetteville, NC	11,550	941	15,498	16,439	1,437	1,175	16,701
Morganton Place, Fayetteville, NC	—	819	13,217	14,036	696	887	13,845
Woodberry, Asheville, NC	—	389	6,381	6,770	1,490	992	7,268
OTHER NORTH CAROLINA	11,550	4,802	56,875	61,677	14,188	7,089	68,776
Jamestown Of St. Matthews, ST. Matthews, KY	11,970	3,866	14,422	18,288	1,312	3,975	15,625
Patriot Place, Florence, SC	—	212	1,601	1,813	5,802	1,506	6,109
River Place, Macon, GA	6,142	1,097	7,492	8,589	2,233	1,803	9,019
The Trails At Mount Moriah, Memphis, TN	16,909	5,931	22,095	28,026	3,210	6,489	24,747
OTHER SOUTHEASTERN	35,021	11,106	45,610	56,716	12,557	13,773	55,500
Greens At Hollymead, Charlottesville, VA	—	965	5,250	6,215	717	1,058	5,874
Brittingham Square, Salisbury, MD	—	650	4,962	5,612	710	815	5,507
Greens At Schumaker Pond, Salisbury, MD	—	710	6,118	6,828	961	871	6,918
Greens At Cross Court, Easton, MD	—	1,182	4,544	5,726	1,112	1,368	5,470
Greens At Hilton Run, Lexington Park, MD	12,542	2,754	10,483	13,237	1,717	3,087	11,867
OTHER MID-ATLANTIC	12,542	6,261	31,357	37,618	5,217	7,199	35,636
Dover Country, Dover, DE	—	2,008	6,365	8,373	2,731	2,362	8,742
Greens At Cedar Chase, Dover, DE	5,167	1,528	4,830	6,358	791	1,722	5,427
OTHER NORTHEASTERN	5,167	3,537	11,195	14,732	3,521	4,084	14,169

TOTAL APARTMENTS	$1,011,775	$599,099	$2,640,543	$3,239,642	$593,554	$701,057	$3,132,139

REAL ESTATE HELD FOR DISPOSITION
Apartments
Knolls At Newgate	$—	$1,726	$3,530	$5,256	$1,871	$1,871	$5,256
Paradise Falls	—	1,622	6,171	7,793	3,023	1,845	8,971
Silk Oak, Fresno, CA	—	2,325	4,566	6,891	(1,376)	1,731	3,784
Sunflower, San Antonio, TX	—	2,209	7,891	10,100	953	2,350	8,703
Parke 33, Lakeland, FL	—	3,857	13,055	16,912	(155)	3,838	12,919
International Village, Speedway, IN	—	3,934	11,479	15,413	1,584	4,005	12,992
Regency Park South, Indianapolis, IN	—	2,643	7,632	10,275	934	2,727	8,482

Total Apartments	—	18,316	54,324	72,640	6,834	18,367	61,107
Commercial
Gloucester Exchange	—	404	2,278	2,682	647	609	2,720

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Total
	Carrying	Accumulated	Date of	Date
	Value (A)	Depreciation (B)	Construction	Acquired

Pecan Grove, Austin, TX	7,321	1,256	1984	12/31/96
Anderson Mill, Austin, TX	17,972	4,385	1984	03/27/97
Red Stone Ranch, Cedar Park, TX	19,632	1,995	2000	06/14/00
Barton Creek Landing, Austin, TX	17,911	694	1986	03/28/02
Turtle Creek, Little Rock, AR	10,064	2,025	1985	12/31/96
Shadow Lake, Little Rock, AR	13,053	2,718	1984	12/31/96
OTHER SOUTHWESTERN	99,013	14,559
Mallards Of Wedgewood, Lakeland, FL	9,849	2,801	1985	07/27/95
Brantley Pines, Ft. Myers, FL	15,222	6,030	1986	08/11/94
Ashlar, Ft. Myers, FL	32,126	4,347	1999/2000	12/24/97
The Groves, Port Orange, FL	7,419	2,202	1989	12/13/95
Lakeside, Port Orange, FL	10,235	1,929	1985	07/01/97
Mallards Of Brandywine, Deland, FL	7,457	1,734	1985	07/01/97
LakePointe, Melbourne, FL	8,732	3,100	1984	09/24/93
OTHER FLORIDA	91,040	22,143
Washington Park, Centerville, OH	10,672	1,526	1998	12/07/98
Fountainhead, Dayton, OH	2,006	298	1966	12/07/98
Jamestown Of Toledo, Toledo, OH	9,757	1,286	1965	12/07/98
Sunset Village, Flint, MI	3,058	507	1940	12/07/98
American Heritage, Waterford, MI	5,235	659	1968	12/07/98
Ashton Pines, Waterford, MI	10,408	1,247	1987	12/07/98
Kings Gate, Sterling Heights, MI	6,399	767	1973	12/07/98
Lancaster Lake, Clarkson, MI	19,886	2,360	1988	12/07/98
OTHER MIDWESTERN	67,421	8,650
Colony Village, New Bern, NC	5,503	3,260	1972/74	12/31/84
Brynn Marr, Jacksonville, NC	6,982	4,025	1973/77	12/31/84
Liberty Crossing, Jacksonville, NC	7,781	4,025	1972/74	11/30/90
Bramblewood, Goldsboro, NC	5,189	2,998	1980/82	12/31/84
Cumberland Trace, Fayetteville, NC	9,542	2,257	1973	08/15/96
Village At Cliffdale, Fayetteville, NC	17,876	3,998	1992	08/15/96
Morganton Place, Fayetteville, NC	14,732	3,107	1994	08/15/96
Woodberry, Asheville, NC	8,260	2,052	1987	08/15/96
OTHER NORTH CAROLINA	75,865	25,722
Jamestown Of St. Matthews, ST. Matthews, KY	19,600	2,438	1968	12/07/98
Patriot Place, Florence, SC	7,615	4,075	1974	10/23/85
River Place, Macon, GA	10,822	3,552	1988	04/08/94
The Trails At Mount Moriah, Memphis, TN	31,236	4,985	1990	01/09/98
OTHER SOUTHEASTERN	69,273	15,050
Greens At Hollymead, Charlottesville, VA	6,932	1,737	1990	05/04/95
Brittingham Square, Salisbury, MD	6,322	1,670	1991	05/04/95
Greens At Schumaker Pond, Salisbury, MD	7,789	2,079	1988	05/04/95
Greens At Cross Court, Easton, MD	6,838	1,703	1987	05/04/95
Greens At Hilton Run, Lexington Park, MD	14,954	3,514	1988	05/04/95
OTHER MID-ATLANTIC	42,835	10,703
Dover Country, Dover, DE	11,104	3,381	1970	07/01/94
Greens At Cedar Chase, Dover, DE	7,149	1,732	1988	05/04/95
OTHER NORTHEASTERN	18,253	5,113

TOTAL APARTMENTS	$3,833,196	$733,712

REAL ESTATE HELD FOR DISPOSITION
Apartments
Knolls At Newgate	$7,127	$2,147	1972	07/01/94
Paradise Falls	10,816	2,204	1986	12/31/96
Silk Oak, Fresno, CA	5,515	885	1985	12/07/98
Sunflower, San Antonio, TX	11,053	2,110	1980	12/31/96
Parke 33, Lakeland, FL	16,757	437	2001	06/28/02
International Village, Speedway, IN	16,997	2,502	1968	12/07/98
Regency Park South, Indianapolis, IN	11,209	1,551	1968	12/07/98

Total Apartments	79,474	11,836
Commercial
Gloucester Exchange	3,329	1,506	1974	11/12/87

					Cost of	Gross Amount at
		Initial Costs			Improvements	Which Carried at Close of Period
				Total	Capitalized
		Land and	Buildings	Initial	Subsequent	Land and	Buildings
		Land	and	Acquisition	to Acquisition	Land	and
	Encumbrances	Improvements	Improvements	Costs	(Net of Disposals)	Improvements	Improvements

Pacific South Center	—	1,000	4,000	5,000	70	1,020	4,050

Total Commercial	—	1,404	6,278	7,682	717	1,629	6,770
Land
Fossil Creek	—	4,008	—	4,008	(289)	3,719	—
Parke 33 II	—	1,732	—	1,732	—	1,732	—
Villa Toscana	—	3,889	—	3,889	(767)	3,122	—

Total Land	—	9,629	—	9,629	(1,056)	8,573	—

	$—	$29,349	$60,602	$89,951	$6,495	$28,569	$67,877

REAL ESTATE UNDER DEVELOPMENT
Apartments
Mandolin II, Dallas, TX	$—	$1,160	$4,236	$5,396	$—	$1,160	$4,236
Rancho Cucamongo, Rancho Cucamongo, CA	—	13,557	249	13,806	—	13,557	249
2000 Post III, San Francisco, CA	—	1,756	311	2,067	—	1,756	311

Total Apartments	—	16,473	4,796	21,269	—	16,473	4,796
Land
Copper Mill II	—	833	—	833	—	833	—
Parker’s Landing Phase II	—	1,167	—	1,167	—	1,167	—
Wimbledon Court II	—	602	—	602	—	602	—
Coit Road	—	2,806	—	2,806	—	2,806	—
Coit Road II	—	1,995	—	1,995	—	1,995	—
Mountain View Phase II	—	220	—	220	—	220	—

Total Land	—	7,623	—	7,623	—	7,623	—

	$—	$24,096	$4,796	$28,892	$—	$24,096	$4,796

COMMERCIAL HELD FOR INVESTMENT
Hanover Village	$—	$1,624	$—	$1,624	$—	$1,104	$520
Total Commercial	—	1,624	—	1,624	—	1,104	520
Richmond - Corporate	3,965	245	6,352	6,597	728	277	7,048

	$3,965	$1,869	$6,352	$8,221	$728	$1,381	$7,568

TOTAL REAL ESTATE OWNED	$1,015,740	$654,413	$2,712,293	$3,366,706	$600,777	$755,103	$3,212,380

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Total
	Carrying	Accumulated	Date of	Date
	Value (A)	Depreciation (B)	Construction	Acquired

Pacific South Center	5,070	546	1965	08/28/86

Total Commercial	8,399	2,052
Land
Fossil Creek	3,719	—
Parke 33 II	1,732	—
Villa Toscana	3,122	—

Total Land	8,573	—

	$96,446	$13,888

REAL ESTATE UNDER DEVELOPMENT
Apartments
Mandolin II, Dallas, TX	$5,396	$—
Rancho Cucamongo, Rancho Cucamongo, CA	13,806	—
2000 Post III, San Francisco, CA	2,067	—

Total Apartments	21,269	—
Land
Copper Mill II	833	—
Parker’s Landing Phase II	1,167	—
Wimbledon Court II	602	—
Coit Road	2,806	—
Coit Road II	1,995	—
Mountain View Phase II	220	—

Total Land	7,623	—

	$28,892	$—

COMMERCIAL HELD FOR INVESTMENT
Hanover Village	$1,624	$463	—	06/30/86
Total Commercial	1,624	463
Richmond - Corporate	7,325	670	1999	11/30/99

	$8,949	$1,133

TOTAL REAL ESTATE OWNED	$3,967,483	$748,733

(A)	The aggregate cost for federal income tax purposes was approximately $3.3 billion at December 31, 2002.

(B)	The depreciable life for buildings is 35 years.

Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
(Dollars in thousands)

	Years ended December 31,

	2002*		2001*		2000*		1999*		1998*

Income before discontinued operations, net of minority interests	$13,072		$25,130		$17,590		$28,206		$2,285
Add:
Portion of rents representative of the interest factor	691		794		866		928		569
Minority interests	478		1,531		(267)		490		1,541
Loss on equity investment in joint venture	—		254		111		—		—
Interest on indebtedness from continuing operations	130,791		139,470		149,728		144,418		95,084

Earnings	$145,032		$167,179		$168,028		$174,042		$99,479

Fixed charges and preferred stock dividend:
Interest on indebtedness from continuing operations	$130,791		$139,470		$149,728		$144,418		$95,084
Capitalized interest	931		2,925		3,650		5,153		3,360
Portion of rents representative of the interest factor	691		794		866		928		569

Fixed charges	132,413		143,189		154,244		150,499		99,013

Add:
Preferred stock dividend	27,424		31,190		36,891		37,714		23,593

Combined fixed charges and preferred stock dividend	$159,837		$174,379		$191,135		$188,213		$122,606

Ratio of earnings to fixed charges	1.10	x	1.17	x	1.09	x	1.16	x	1.00	x
Ratio of earnings to combined fixed charges and preferred stock dividend	—		—		—		—		—

For the year ended December 31, 2002, the ratio of earnings to combined fixed charges and preferred stock dividend was deficient of achieving a 1:1 ratio by $14.8 million.

For the year ended December 31, 2001, the ratio of earnings to combined fixed charges and preferred stock dividend was deficient of achieving a 1:1 ratio by $7.2 million.

For the year ended December 31, 2000, the ratio of earnings to combined fixed charges and preferred stock dividend was deficient of achieving a 1:1 ratio by $23.1 million.

For the year ended December 31, 1999, the ratio of earnings to combined fixed charges and preferred stock dividend was deficient of achieving a 1:1 ratio by $14.2 million.

For the year ended December 31, 1998, the ratio of earnings to combined fixed charges and preferred stock dividend was deficient of achieving a 1:1 ratio by $23.1 million.

*	Reclassified to conform to current year presentation as described in Note 3 to the consolidated financial statements.